Exhibit (a)(1)(A)
Offer to Purchase for Cash
By
X FINANCIAL
Of Up to 2,000,000 of its American Depositary Shares
At a Purchase Price of $4.52 per American Depositary Share
CUSIP: 98372W202
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 5:00 P.M. NEW YORK CITY TIME, JULY 12, 2024,
UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY
BE EXTENDED, THE “EXPIRATION DATE”).
X Financial, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company,” “X Financial,” “we,” “our” or “us”), invites our securityholders to tender up to 2 million American Depositary Shares (the “ADSs”) of the Company, each representing six Class A ordinary shares, par value $0.0001 per share, for purchase by us at a price of $4.52 per ADS (the “Purchase Price”) to the seller in cash, less any applicable withholding taxes, less a cancellation fee of $0.05 per ADS accepted for purchase in the Offer that will be paid to The Bank of New York Mellon, the Company’s ADS depositary (the “ADSs Depositary”), and without interest, upon the terms and subject to the conditions described in this Offer to Purchase (together with any amendments or supplements thereto, the “Offer to Purchase”), in the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”) and in other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase and Letter of Transmittal, the “Offer”).
Upon the terms and subject to the conditions of the Offer, if 2,000,000 ADSs or less are properly tendered and not properly withdrawn prior to the Expiration Date, we will purchase all ADSs properly tendered. All ADSs acquired, if any, in the Offer will be acquired at the Purchase Price. Only ADSs properly tendered and not properly withdrawn will be purchased. However, because of proration and the conditional tender provisions described in this Offer to Purchase, we may not purchase all of the ADSs tendered if more than 2 million ADSs are properly tendered and not properly withdrawn. ADSs not purchased in the Offer will be returned to the tendering securityholders as promptly as practicable after the Expiration Date.
We reserve the right, in our sole discretion, to change the Purchase Price and to increase or decrease the number of ADSs sought in the Offer, subject to applicable law. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), if more than 2 million ADSs are properly tendered in the Offer, we may increase the number of ADSs accepted for payment in the Offer by no more than 2% of the outstanding ADSs without extending the Offer. See Section 1.
As of June 4, 2024, we had 22,866,122 ADSs outstanding. If the Offer is fully subscribed, which would represent approximately 8.75% of our outstanding ADSs and approximately 4.05% of our outstanding share capital as of June 4, 2024.
THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF ADSS BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE SECTION 7.
The ADSs are listed and traded on the New York Stock Exchange under the symbol “XYF.” On June 4, 2024, the last full trading day prior to the printing of the Offer to Purchase and the Commencement of the Offer, the last reported sale price of the ADSs was $4.21 per ADS. Securityholders are urged to obtain current market quotations for the ADSs before deciding whether and at what purchase price or purchase prices to tender their ADSs. See Section 8. There is currently no public market for our ordinary shares.
OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS OR BROADRIDGE

CORPORATE ISSUER SOLUTIONS, LLC, THE INFORMATION AGENT (THE “INFORMATION AGENT”) AND THE DEPOSITARY (THE “DEPOSITARY”) FOR THE OFFER, MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR ADSS. NEITHER WE NOR ANY MEMBER OF OUR BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION WITH RESPECT TO THE OFFER. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR ADSS AND, IF SO, HOW MANY ADSS TO TENDER. WE RECOMMEND THAT YOU CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS, AND READ CAREFULLY AND EVALUATE THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING OUR REASONS FOR MAKING THE OFFER, BEFORE TAKING ANY ACTION WITH RESPECT TO THE OFFER. SEE SECTION 2.
THE OFFER HAS NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE OFFER OR UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS OFFER TO PURCHASE AND ANY RELATED DOCUMENTS, AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND MAY BE A CRIMINAL OFFENSE.
If you have questions or need assistance, you should contact the Information Agent at its address and telephone number set forth on the back cover of this Offer to Purchase. If you require additional copies of this Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery or other related materials, you should contact the Information Agent.
Offer to Purchase dated June 5, 2024

IMPORTANT
If you want to tender all or any portion of your ADSs, you must do one of the following before the Offer expires at 5:00 P.M., New York City time, on July 12, 2024 (unless the Offer is extended):
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if your ADSs are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and request that the nominee tender your ADSs for you. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Offer. Accordingly, beneficial owners wishing to participate in the Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Offer;

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if you hold American Depositary Receipts (“ADRs”) evidencing your ownership of ADSs or hold ADSs in book-entry form as a registered holder, complete and sign a Letter of Transmittal according to its instructions and deliver it, together with any required signature guarantees, the ADRs evidencing your ADSs, if applicable, and any other documents required by the Letter of Transmittal, to Broadridge Corporate Issuer Solutions, LLC, the Depositary for the Offer, at one of the addresses shown on the back cover of this Offer to Purchase;

•
if you are an institution participating in The Depository Trust Company, which we call the “Book-Entry Transfer Facility” in this Offer to Purchase, tender your ADSs according to the procedures for book-entry transfer described in Section 3; or

•
if you are a holder of vested options, you may exercise your vested options and receive Class A ordinary shares, which you may deposit with the ADSs Depositary in exchange for ADSs, and tender any of the ADSs, subject to the terms of our 2015 Global Share Option Plan (“Share Incentive Plan”) and the award agreement pursuant to which such options were granted.

You must exercise your options sufficiently in advance of the Expiration Date to receive your ADSs in order to tender them in the Offer. An exercise of an option cannot be revoked, even if ADSs received upon the exercise thereof are tendered in the Offer but are not purchased in the Offer for any reason.
If you wish to tender your ADSs, but (a) your ADRs evidencing the ADSs are not immediately available, or cannot be delivered to the Depositary by the Expiration Date, (b) you cannot comply with the procedure for book-entry transfer by the Expiration Date, or (c) your other required documents cannot be delivered to the Depositary by the Expiration Date, you can still tender your ADSs if you comply with the guaranteed delivery procedures described in Section 3. We are not making the Offer to, and will not accept any tendered ADSs from, securityholders in any jurisdiction where it would be illegal to do so. However, we may, at our discretion and subject to applicable law, take any actions necessary for us to make the Offer to securityholders in any such jurisdiction.
You may contact the Information Agent at (855) 793-5068 (toll-free), or your broker, dealer, commercial bank, trust company or other nominee for assistance. The contact information for the Information Agent is set forth on the back cover of this Offer to Purchase.
OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY HAS MADE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR ADSS. NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR ADSS. NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL. YOU SHOULD NOT RELY ON ANY RECOMMENDATION, OR ANY SUCH REPRESENTATION OR INFORMATION, AS HAVING BEEN AUTHORIZED BY US, ANY MEMBER OF OUR BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY.

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THE STATEMENTS MADE IN THIS OFFER TO PURCHASE ARE MADE AS OF THE DATE ON THE COVER PAGE, AND THE STATEMENTS INCORPORATED BY REFERENCE ARE MADE AS OF THE DATE OF THE DOCUMENTS INCORPORATED BY REFERENCE. THE DELIVERY OF THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR INCORPORATED BY REFERENCE IS CORRECT AS OF A LATER DATE OR THAT THERE HAS NOT BEEN ANY CHANGE IN SUCH INFORMATION OR IN OUR AFFAIRS SINCE SUCH DATES.

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SUMMARY TERM SHEET
We are providing this summary term sheet for your convenience. The information contained in this Summary Term Sheet is a summary only and is not meant to be a substitute for the more detailed description and information contained in the remainder of this Offer to Purchase (together with any amendments or supplements thereto, the “Offer to Purchase”), the accompanying Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”), and other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase and Letter of Transmittal, the “Offer”). To understand the Offer fully and for a more complete description of the terms of the Offer, we urge you to read carefully this Offer to Purchase, the Letter of Transmittal and the other related materials that constitute part of the Offer in their entirety. We have included references to the sections of this Offer to Purchase where you will find a more complete description of the topics in this summary.
Who is offering to purchase my ADSs?
The issuer of the ADSs, X Financial, an exempted company incorporated with limited liability under the laws of the Cayman Islands, which we refer to as the “Company,” “X Financial,” “we,” “our” or “us,” is offering to purchase the ADSs. See Section 1.
What is X Financial offering to purchase?
We are offering to purchase up to 2 million ADSs. See Section 1.
What is the purpose of the Offer?
We believe that the Offer set forth in this Offer to Purchase represents an efficient mechanism to provide our securityholders with the opportunity to tender all or a portion of their ADSs and thereby receive a return of some or all of their investment in the ADSs if they so elect. The Offer may also provide our securityholders with an efficient way to sell their ADSs without incurring brokerage fees or commissions associated with open market sales. In addition, assuming that at least some ADSs are purchased pursuant to the Offer, securityholders who do not participate in the Offer, or who retain an equity interest as a result of a partial or conditional tender of ADSs or proration, will have increased their relative percentage ownership interest in the Company at no cost to them.
In determining to proceed with the Offer, our management and Board of Directors determined, among other things, the limited liquidity available to securityholders wishing to sell all or a portion of their ADSs in the open market, as well as the impact of a large number of such sales on the price of the ADSs. They also considered certain evaluations of our current assets and business development strategies. Our management and Board of Directors also evaluated the Company’s operations, financial condition, capital needs, strategy and expectations for the future.
On the basis of the foregoing, our management and Board of Directors believe it is in the best interests of the Company and its securityholders to provide securityholders the opportunity to have their ADSs purchased at a premium, while allowing those securityholders who wish to remain to increase their relative percentage ownership interest in the Company at no cost to them. See Section 2.
How many ADSs will we purchase in the Offer?
Upon the terms and subject to the conditions of the Offer, we will purchase up to 2 million ADSs in the Offer or a lower amount depending on the number of ADSs properly tendered and not properly withdrawn pursuant to the Offer.
We expressly reserve the right to purchase additional ADSs in the Offer, subject to applicable law. The Offer is not conditioned on any minimum number of ADSs being tendered. The Offer is, however, subject to certain other conditions. See Section 7. In accordance with the rules of the SEC, if more than 2 million ADSs are properly tendered in the Offer, we may increase the number of ADSs accepted for payment in the Offer by no more than 2% of the outstanding ADSs without extending the Offer. See Section 1.

What will be the purchase price for the ADSs and what will be the form of payment?
The purchase price for the ADSs will be $4.52 per ADS (the “Purchase Price”), which represents a 7.4% premium over the $4.21 closing price of our ADSs on New York Stock Exchange (“NYSE”) on June 4, 2024, the last trading day before we commenced the Offer.
If we purchase your ADSs in the Offer, we will pay you the Purchase Price in cash, less any applicable withholding taxes, less a cancellation fee of $0.05 per ADS accepted for purchase in the Offer that will be paid to The Bank of New York Mellon, the ADSs Depositary, and without interest, promptly after the Expiration Date. Under no circumstances will we pay interest on the Purchase Price, even if there is a delay in making payment. See the Introduction, Section 1 and Section 3.
Securityholders are urged to obtain current market quotations for the ADSs before deciding whether to tender their ADSs. See Section 8.
How will we pay for the ADSs?
If the Offer is fully subscribed and we purchase all 2 million ADSs at the Purchase Price, we expect that the aggregate purchase price for the ADSs in the Offer will be approximately $9,040,000. We expect that our fees and expenses related to the Offer will be approximately $61,500, exclusive of disbursement.
We intend to pay for the ADSs and fees and expenses applicable to the Offer with cash on hand, and, accordingly, no alternative financing plan is required. In accordance with the rules of the SEC, if more than 2 million ADSs are properly tendered in the Offer, we may increase the number of ADSs accepted for payment in the Offer by no more than 2% of the outstanding ADSs without extending the Offer. See Section 1.
How long do I have to tender my ADSs?
You may tender your ADSs until the Offer expires. The Offer will expire at 5:00 P.M., New York City time, on July 12, 2024, unless we extend or terminate the Offer (such date and time, as they may be extended, the “Expiration Date”). When used together with a specific time, the term Expiration Date refers to the date on which the Offer expires. See Section 1. We may choose to extend the Offer at any time and for any reason, subject to applicable laws. We cannot assure you, however, that we will extend the Offer or, if we extend it, for how long. See Section 1 and Section 14.
Beneficial owners holding their ADSs through a broker, dealer, commercial bank, trust company or other nominee should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for you to instruct it to accept the Offer on your behalf. Accordingly, beneficial owners wishing to participate in the Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Offer. We urge you to contact the broker, dealer, commercial bank, trust company or other nominee that holds your ADSs to find out its deadline. See Section 3.
Can the Offer be extended, amended or terminated, and if so, under what circumstances?
Yes. We can extend or amend the Offer in our sole discretion at any time, subject to applicable laws. We may, however, decide not to extend the Expiration Date for the Offer. If we extend the Expiration Date for the Offer, we cannot indicate, at this time, the length of any extension that we may provide. In any event, if we extend the Expiration Date for the Offer, we will delay the acceptance of any ADSs that have been tendered. See Section 14. We can also amend or terminate the Offer under certain circumstances and subject to applicable law. See Section 7.
How will I be notified if you extend the Offer or amend the terms of the Offer?
If we extend the Offer, we will issue a press release not later than 9:00 a.m., New York City time, on the first business day after the previously scheduled Expiration Date. If we extend the Offer, you may withdraw your ADSs until the Expiration Date, as extended. We will announce any amendment to the Offer by making a public announcement of the amendment. In the event that the terms of the Offer are amended, we will file an amendment to the Schedule TO describing the amendment to the Offer. See Section 14.

Are there any conditions to the Offer?
Yes. Our obligation to accept for payment and pay for your tendered ADSs depends upon a number of conditions that must be satisfied in our reasonable judgment or waived on or prior to the Expiration Date, including:
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there has been any action threatened, pending or taken, including any settlement, or any approval withheld, or any statute, rule, regulation, judgment, order or injunction invoked, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries, including any settlement, by any court, government or governmental, regulatory or administrative authority, agency or tribunal, domestic, foreign or supranational, that, in our reasonable judgment, seeks to or could directly or indirectly:

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make illegal, or delay or otherwise directly or indirectly restrain, prohibit or otherwise affect the consummation of the Offer, the acquisition of some or all of the ADSs pursuant to the Offer or otherwise relates in any manner to the Offer;

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make the acceptance for payment of, or payment for, some or all of the ADSs illegal or otherwise restrict or prohibit consummation of the Offer;

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delay or restrict our ability, or render us unable, to accept for payment or pay for some or all of the ADSs to be purchased pursuant to the Offer; or

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materially and adversely affect our or our subsidiaries’ or our affiliates’ business, condition (financial or otherwise), income, operations or prospects, taken as a whole, or otherwise materially impair our ability to purchase some or all of the ADSs pursuant to the Offer;

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there has occurred any of the following:

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any general suspension of trading in securities on any United States national securities exchange or in the over-the-counter market;

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the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or the People’s Republic of China (“PRC”), whether or not mandatory;

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a material change in United States dollars, Hong Kong dollars, or Chinese Renminbi exchange rates or a suspension of or limitation on the markets therefor;

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the commencement or escalation of war, armed hostilities or other similar national or international calamity, including, but not limited to, any outbreak of a pandemic or contagious disease, an act of terrorism, directly or indirectly involving the United States, on or after June 5, 2024;

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any material escalation of any war or armed hostilities which had commenced prior to June 5, 2024;

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any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, could materially affect, the extension of credit by banks or other lending institutions in the United States or PRC;

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any change in the general political, public health, market, economic or financial conditions, domestically or internationally, that is reasonably likely to materially and adversely affect our business or the trading in the ADSs;

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in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

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any default by the U.S. government on its debt;

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a failure at a financial institution with which we maintain funds, causing us to lose access to such funds; or

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a decrease of more than 10% in the market price of our ADSs measured from the close of trading on June 4, 2024, the last trading day before we commenced the Offer, to the close of trading on any other trading day during the Offer, up to and including the close of trading on the Expiration Date, or a decrease of more than 5% in the general level of market prices for equity securities in the United States or the New York Stock Exchange Index, the Dow Jones Industrial Average, the Nasdaq Global Market Composite Index or Standard & Poor’s Composite Index of 500 Industrial Companies, in each case, measured from the close of trading on June 4, 2024;
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we learn that:

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any entity, “group” (as that term is used in Section 13(d)(3) of the Exchange Act) or person has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding Class A ordinary shares (including Class A ordinary shares represented by ADSs), whether through the acquisition of shares or ADSs, the formation of a group, the grant of any option or right, or otherwise (other than as and to the extent disclosed in a Schedule 13D or Schedule 13G filed with the SEC prior to June 5, 2024);

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any entity, group or person who has filed a Schedule 13D or Schedule 13G with the SEC prior to June 5, 2024, has acquired or proposes to acquire, whether through the acquisition of shares or ADSs, the formation of a group, the grant of any option or right, or otherwise (other than by virtue of the Offer made hereby), beneficial ownership of an additional 2% or more of the outstanding Class A ordinary shares (including Class A ordinary shares represented by ADSs);

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any change in law or in the official interpretation or administration of law, or relevant position or policy of a governmental authority with respect to any laws, applicable to the Offer;

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any person, entity or group has filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire us or any of the ADSs, or has made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of our or their respective assets or securities;

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any change or changes have occurred in our or our subsidiaries’ or affiliates’ business, condition (financial or otherwise), properties, assets, income, operations or prospects that, in our reasonable judgment, has or could have a material adverse effect on us or any of our subsidiaries or affiliates or the benefits of the Offer to us;

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any approval, permit, authorization, favorable review or consent of any governmental entity or other authority or any third party consent or notice required to be obtained in connection with the Offer shall not have been obtained on terms satisfactory to us in our reasonable discretion; or

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the consummation of the Offer and the purchase of the ADSs may cause the ADSs to be delisted from NYSE or to be eligible for deregistration under the Exchange Act.

If any of the conditions in Section 7 are not satisfied, we may:
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terminate the Offer and return all tendered ADSs to the tendering securityholders;

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extend the Offer and, subject to withdrawal rights as set forth in Section 4, retain all of the ADSs until the expiration of the Offer as so extended;

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waive the condition or conditions and, subject to any requirement to extend the period of time during which the Offer is open, purchase all of the ADSs properly tendered and not properly withdrawn prior to the Expiration Date, subject to proration; or

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delay acceptance for payment or payment for ADSs, subject to applicable law, until satisfaction or waiver of the conditions to the Offer.

If we waive any of the conditions described above, we may be required to extend the Expiration Date.
For a more detailed discussion of these and other conditions to the Offer, please see Section 7.
How do I tender my ADSs?
If you want to tender all or part of your ADSs, you must do one of the following by the Expiration Date:
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if your ADSs are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and request that the nominee tender your ADSs for you. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Offer. Accordingly, beneficial owners wishing to participate in the Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Offer;
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if you hold book-entry ADSs registered in your own name or hold ADRs evidencing your ownership of ADSs, complete and sign a Letter of Transmittal according to its instructions, and deliver it, together with any required signature guarantees and any other documents required by the Letter of Transmittal, the ADRs evidencing your ADSs, if applicable, to Broadridge Corporate Issuer Solutions, LLC, the depositary for the Offer (the “Depositary”), at the address appearing on the back cover page of this Offer to Purchase;

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if you are an institution participating in The Depository Trust Company, which we call the “Book-Entry Transfer Facility” in this Offer to Purchase, tender your ADSs according to the procedure for book-entry transfer described in Section 3; or

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if you are a holder of vested options, you may exercise your vested options and receive Class A ordinary shares, which you may deposit with the Depositary in exchange for ADSs, and tender any of the ADSs, subject to our Share Incentive Plan and the award agreement pursuant to which such options were granted.

You must exercise your options sufficiently in advance of the Expiration Date to receive your ADSs in order to tender them in the Offer. An exercise of an option cannot be revoked, even if ADSs received upon the exercise thereof are tendered in the Offer but are not purchased in the Offer for any reason.
If you wish to tender your ADSs, but (a) your ADRs evidencing the ADSs are not immediately available, or cannot be delivered to the Depositary by the Expiration Date, (b) you cannot comply with the procedure for book-entry transfer by the Expiration Date, or (c) your other required documents cannot be delivered to the Depositary by the Expiration Date, you can still tender your ADSs if you comply with the guaranteed delivery procedures described in Section 3.
We are not making the Offer to, and will not accept any tendered ADSs from, securityholders in any jurisdiction where it would be illegal to do so. However, we may, at our discretion and subject to applicable law, take any actions necessary for us to make the Offer to securityholders in any such jurisdiction.
You may contact the Information Agent or your broker, dealer, commercial bank, trust company or other nominee for assistance. The contact information for the Information Agent is set forth on the back cover of this Offer to Purchase. See Section 3 and the Instructions to the Letter of Transmittal.
Once I have tendered ADSs in the Offer, may I withdraw my tendered ADSs?
Except as otherwise provided in Section 4, tenders of ADSs pursuant to the Offer are irrevocable. ADSs tendered pursuant to the Offer may be withdrawn at any time before the Expiration Date. If, following the Expiration Date, we have not accepted for payment the ADSs you have tendered to us by 5:00 P.M., New York City time, on July 12, 2024, the 25th business day from the commencement of the Offer, you may also withdraw your ADSs at any time thereafter.
How do I withdraw ADSs I previously tendered?
If you are a registered holder of ADSs, to properly withdraw your ADSs, you must deliver on a timely basis a written notice of your withdrawal to the Depositary at one of the addresses appearing on the back cover of this Offer to Purchase. Your notice of withdrawal must specify your name, the number of ADSs to be withdrawn and the name of the registered holder of the ADSs. Some additional requirements apply if your ADSs have been tendered under the procedure for book-entry transfer set forth in Section 3. If you hold ADSs through a broker, dealer, commercial bank, trust company or similar institution, you should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal. See Section 4.

In what order will you purchase the tendered ADSs?
If the terms and conditions of the Offer have been satisfied or waived and 2 million ADSs or less are properly tendered and not properly withdrawn prior to the Expiration Date, we will buy all of the ADSs properly tendered.
Upon the terms and subject to the conditions of the Offer, if more than 2 million ADSs, or such greater number of ADSs as we may elect to purchase, subject to applicable law, have been properly tendered and not properly withdrawn prior to the Expiration Date, we will purchase properly tendered and not properly withdrawn ADSs on a pro rata basis with appropriate adjustments to avoid purchases of fractional ADSs, as described below. Such proration will apply to all securityholders without priority. If proration of tendered ADSs is required, we will determine the proration factor as promptly as practicable following the Expiration Date. Subject to adjustment to avoid the purchase of fractional ADSs, proration for each beneficial owner tendering ADSs will be based on the ratio of the number of ADSs properly tendered and not properly withdrawn by the beneficial owner to the total number of ADSs properly tendered and not properly withdrawn by all securityholders.
Securityholders can specify in the Letter of Transmittal the order in which they desire that ADSs registered in their name and tendered by them be purchased, including in the event that some but not all of the tendered ADSs are purchased pursuant to the Offer. In the event a securityholder does not designate the order and fewer than all ADSs tendered are purchased, the order of ADSs purchased from such securityholder will be selected by the Depositary.
Because of the proration and conditional tender provisions described above, we may not purchase all of the ADSs that you tender even if you properly tender them. See Section 1 and Section 6.
Subject to applicable laws, we may elect to purchase more than 2 million ADSs in the Offer. If we do so, the preceding provisions will apply to the greater number of ADSs to be purchased by us.
Following the Offer, will you continue as a public company?
Yes. It is a condition of our obligation to purchase ADSs pursuant to the Offer that, as a result of the consummation of the Offer, there not be a reasonable likelihood that the ADSs will be delisted from the NYSE or will be eligible for deregistration under the Exchange Act. See Section 2 and Section 7.
What is X Financial’s Board of Directors’ position on the Offer?
Our Board of Directors has authorized us to make the Offer. However, none of the Company, the members of our Board of Directors, the Depositary or the Information Agent makes any recommendation to you as to whether you should tender or refrain from tendering your ADSs. We cannot predict how our ADSs will trade after the Expiration Date, and it is possible that our share price will trade above the Purchase Price after the Expiration Date. You must make your own decision as to whether to tender your ADSs and, if so, how many ADSs to tender. We recommend that you read carefully the information in this Offer to Purchase, the Letter of Transmittal and the other related materials that constitute part of the Offer, including our reasons for making the Offer, before taking any action with respect to the Offer. See Section 2. In addition, you should discuss whether to tender your ADSs with your broker or other financial or tax advisors.
Do X Financial’s directors or executive officers intend to tender their shares in the Offer?
Our directors and executive officers are entitled to participate in the Offer on the same basis as all other securityholders and certain of our directors and executive officers may tender shares in the Offer. The equity ownership of our directors and executive officers who do not tender their shares in the Offer will proportionally increase as a percentage of our outstanding ordinary shares following the consummation of the Offer.
What will happen if I do not tender my ADSs?
Securityholders who decide not to tender will own a greater percentage interest in the Company’s outstanding equity following the consummation of the Offer, assuming that at least some ADSs are purchased pursuant to the Offer. See Section 2.

When and how will you pay me for the ADSs I tender?
We will pay the Purchase Price to the seller, in cash, less applicable withholding taxes, less a cancellation fee of $0.05 per ADS accepted for purchase in the Offer that will be paid to The Bank of New York Mellon, the ADSs Depositary, and without interest, for the ADSs we purchase promptly after the Expiration Date. We do not expect to announce the final results of any proration and to begin paying for tendered ADSs until after the Expiration Date. We will pay for the ADSs accepted for purchase by depositing the aggregate purchase price with the Depositary as promptly as practicable after the Expiration Date. The Depositary will act as your agent and will transmit to you the payment for all of your ADSs accepted for payment. See Section 1 and Section 5.
If I am a holder of Class A ordinary shares, Class B ordinary shares, or vested stock options, how do I participate in the Offer?
If you are a holder of Class A ordinary shares, you may tender your Class A ordinary shares only if and to the extent that you first deposit such Class A ordinary shares with The Bank of New York Mellon in exchange for ADSs. If you are a holder of Class B ordinary shares, you may tender your Class B ordinary shares only if and to the extent that you first convert your Class B ordinary shares into Class A ordinary shares and then deposit such Class A ordinary shares with the Depositary in exchange for ADSs. If you are a holder of vested stock options, you may exercise your vested options and receive Class A ordinary shares, which you may deposit with the Depositary in exchange for ADSs. You must exercise your options, and exchange your Class A ordinary shares, as applicable, sufficiently in advance of the Expiration Date to receive your ADSs in time to tender them. An exercise of an option cannot be revoked even if ADSs received upon the exercise thereof and tendered in the Offer are not purchased in the Offer for any reason. See Section 3.
What is the recent market price of my ADSs?
On June 4, 2024, one trading day before the commencement of the Offer, the last reported sale price of the ADSs on NYSE was $4.21 per ADS. You are urged to obtain current market quotations for the ADSs before deciding whether and at what purchase price or purchase prices to tender your ADSs. See Section 8.
Will I have to pay brokerage commissions if I tender my ADSs?
If you are a registered securityholder and you tender your ADSs directly to the Depositary, you will not incur any brokerage commissions. If you hold ADSs through a broker, dealer, commercial bank, trust company or other nominee, we urge you to consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any transaction costs are applicable. Securityholders who tender ADSs will be required to pay a cancellation fee of $0.05 per ADS accepted for purchase in the Offer that will be paid to The Bank of New York Mellon. See the Introduction and Section 3.
Will I have to pay stock transfer tax if I tender my ADSs?
If you instruct the Depositary in the Letter of Transmittal to make the payment for the ADSs to the registered holder, you will not incur any stock transfer tax. If you give special instructions to the Depositary in connection with your tender of ADSs, then share transfer taxes may apply. See Section 5.
Are there any governmental or regulatory approvals, consents or filings to be made or obtained in connection with the Offer?
We are not aware of any approval or other action by any governmental, administrative or regulatory authority or agency, domestic, foreign or supranational, that would be required for our acquisition or ownership of ADSs as contemplated by the Offer. Should any such approval or other action or notice filings be required, we presently contemplate that we will seek that approval or other action and make or cause to be made such notice filings. We cannot predict whether we will be required to delay the acceptance for payment of or payment for ADSs tendered in the Offer pending the outcome of any such approval or other action. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligations under the Offer to accept for payment and pay for ADSs are subject to the satisfaction of certain conditions. See Sections 7 and 12.
What are the U.S. federal income tax consequences if I tender my ADSs?
Generally, if you are a U.S. Holder (as defined in Section 13), your receipt of cash from us in exchange for the ADSs you tender will be a taxable transaction for U.S. federal income tax purposes. The cash you receive for your tendered ADSs generally will be treated for U.S. federal income tax purposes either as consideration received in respect of a sale or exchange of the ADSs purchased by us or as a distribution from us in respect of ADSs. U.S. Holders could be subject to adverse tax consequences upon the disposition of ADSs as a result of our “passive foreign investment company” (PFIC) status. Please see Section 13 for a more detailed discussion on the tax treatment of the Offer to U.S. Holders, including the consequences to U.S. Holders as a result of our PFIC status. All securityholders are urged to consult their tax advisors regarding the U.S. federal income tax consequences of participating in the Offer.
We urge you to consult your own tax advisor as to the particular tax consequences to you of the Offer.
Who should I contact with questions about the Offer?
The Information Agent can help answer your questions. The Information Agent is Broadridge Corporate Issuer Solutions, LLC. Their contact information is set forth below.
The Information Agent for the Offer is:
Broadridge Corporate Issuer Solutions, LLC
(855) 793-5068
shareholder@Broadridge.com
If delivering by hand, express mail, courier, or other expedited service:	If delivering via a USPS Service:
Broadridge Corporate Issuer Solutions, LLC Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717	Broadridge Corporate Issuer Solutions, LLC Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718

FORWARD-LOOKING STATEMENTS
This Offer to Purchase and other documents we file with the SEC contain forward-looking statements that are based on current expectations, estimates, forecasts and projections and our management’s belief and assumptions about us, our future performance and our business. In addition, we, or others on our behalf, may make forward-looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Such words as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “expect,” “may,” “will,” “should, “would,” “could,” “seek” and similar expressions are forward-looking statements based on management’s current expectations. Examples of forward-looking statements in this Offer to Purchase include those regarding our ability to complete the Offer on the timelines anticipated, our belief that the purchase of ADSs in the Offer represents an efficient means of distributing cash to securityholders who elect to tender, our expectation that we will fund any purchases of ADSs pursuant to the Offer from cash on hand, the sufficiency of our financial resources and working capital after the Offering, the Offer not being expected to preclude us from pursuing our business opportunities, our financial position or future liquidity needs, our projected financial performance, including anticipated financial results, our future cash requirements, and capital expenditures following the Offer. These statements are not guarantees and involve certain risks, uncertainties and assumptions that are difficult to predict.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. We operate in an evolving environment and new risk factors and uncertainties may emerge from time to time. It is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this annual report will prove to be accurate. We describe our respective risks, uncertainties and assumptions that could affect the outcome or results of operations in the “Risk Factors” section of our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, and our other filings with the SEC. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

INTRODUCTION
To the holder of the American Depositary Shares of X Financial:
We invite our securityholders to tender up to 2 million American Depositary Shares (the “ADSs”) of the Company, each representing six Class A ordinary shares, par value $0.0001 per share, for purchase by us at a price of $4.52 per ADS (the “Purchase Price”), to the seller in cash, less any applicable withholding taxes, less a cancellation fee of $0.05 per ADS accepted for purchase in the Offer that will be paid to The Bank of New York Mellon, the ADSs Depositary, and without interest, upon the terms and subject to the conditions described in this Offer to Purchase (together with any amendments or supplements thereto, the “Offer to Purchase”), in the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”) and in other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase and Letter of Transmittal, the “Offer”).
We may not purchase all of the ADSs properly tendered because of proration and conditional tender provisions described in this Offer to Purchase.
Upon the terms and subject to the conditions of the Offer, if 2 million or less ADSs are properly tendered and not properly withdrawn, we will purchase all ADSs properly tendered and not properly withdrawn prior to the Expiration Date. ADSs not purchased in the Offer, including ADSs not purchased because of proration or conditional tender, will be returned to the tendering securityholders promptly after the Expiration Date. See Section 1.
We expressly reserve the right, in our sole discretion, to change the Purchase Price and to increase or decrease the number of ADSs sought in the Offer, subject to applicable law. See Section 1.
If you are a holder of Class A ordinary shares, you may tender your Class A ordinary shares only if and to the extent that you first deposit such Class A ordinary shares with The Bank of New York Mellon in exchange for ADSs. If you are a holder of Class B ordinary shares, you may tender your Class B ordinary shares only if and to the extent that you first convert your Class B ordinary shares into Class A ordinary shares and then deposit such Class A ordinary shares with The Bank of New York Mellon in exchange for ADSs. If you are a holder of vested options, you may exercise your vested options and receive Class A ordinary shares, which you may deposit with The Bank of New York Mellon in exchange for ADSs, and tender any of the ADSs subject to the terms of our Share Incentive Plan and the award agreement pursuant to which such options were granted. You must exercise your options, and exchange your Class A ordinary shares, as applicable, sufficiently in advance of the Expiration Date to receive your ADSs in order to tender them in the Offer.
THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF ADSS BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO A NUMBER OF OTHER TERMS AND CONDITIONS. SEE SECTION 7.
OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS OR BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, THE INFORMATION AGENT (THE “INFORMATION AGENT”) AND THE DEPOSITARY (THE “DEPOSITARY”) FOR THE OFFER, MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR ADSS. NEITHER WE NOR ANY MEMBER OF OUR BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION WITH RESPECT TO THE OFFER. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR ADSS AND, IF SO, HOW MANY ADSS TO TENDER. WE RECOMMEND THAT YOU CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS, AND READ CAREFULLY AND EVALUATE THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING OUR REASONS FOR MAKING THE OFFER, BEFORE TAKING ANY ACTION WITH RESPECT TO THE OFFER. SEE SECTION 2.
Our directors and executive officers are entitled to participate in the Offer on the same basis as all other shareholders and certain of our directors and executive officers may tender shares in the Offer. The equity ownership of our directors and executive officers who do not tender their shares in the Offer will proportionally increase as a percentage of our outstanding ordinary shares following the consummation of the Offer. Our directors, executive officers and affiliates may, subject to applicable law and applicable policies of the Company, sell their shares from time to time in open-market and/or other transactions at prices that may be more or less favorable than the Purchase Price to be paid to our shareholders pursuant to the Offer.
We will pay reasonable out-of-pocket fees and expenses incurred in connection with the Offer by the Information Agent and the Depositary. See Section 15.
As of June 4, 2024, there were 199,032,135 Class A ordinary shares (including 137,196,732 Class A ordinary shares represented by ADSs) and 97,600,000 Class B ordinary shares, par value US$0.0001 per share, outstanding. There were 22,866,122 ADSs outstanding. The 2 million ADSs that we are offering to purchase hereunder represent approximately 8.75% of the total number of our outstanding ADSs and approximately 4.05% of our outstanding share capital as of June 4, 2024. If the Offer is fully subscribed, we would have approximately 187,032,135 Class A ordinary shares (including 125,196,732 Class A ordinary shares represented by ADSs) outstanding immediately following the purchase of ADSs tendered in the Offer. The actual number of ADSs outstanding immediately following completion of the Offer will depend on the number of ADSs tendered and purchased in the Offer. As of June 4, 2024, an aggregate of 26,641,450 Class A ordinary shares remained available for future awards under our Share Incentive Plan, 5,232,132 Class A ordinary shares were subject to currently outstanding options.
The ADSs are listed and traded on the New York Stock Exchange under the symbol “XYF.” On June 4, 2024, one trading day prior to the commencement of the Offer, the last reported sale price of the ADSs was $4.21 per ADS. Securityholders are urged to obtain current market quotations for the ADSs before deciding whether to tender their ADSs. See Section 8 and Section 10.
Our principal executive offices are located at 7-8F, Block A, Aerospace Science and Technology Plaza, No. 168, Haide Third Avenue, Nanshan District, Shenzhen, 518067, People’s Republic of China and our phone number is +86-0755-86282977.
References in this Offer to Purchase to “dollars” and “$” are to the lawful currency of the United States of America, unless otherwise indicated or the context suggests otherwise.

THE OFFER
1. Number of ADSs; Purchase Price; Proration.
Upon the terms and subject to the conditions of the Offer, if 2 million ADSs or less are properly tendered and not properly withdrawn prior to the Expiration Date, we will purchase all ADSs properly tendered and not properly withdrawn.
The term “Expiration Date” means 5:00 P.M., New York City time, on July 12, 2024, unless and until we, in our sole discretion, shall have extended the period of time during which the Offer will remain open, in which event the term “Expiration Date” shall refer to the latest time and date at which the Offer, as so extended by us, shall expire or unless we terminate the Offer. When used together with a specific time, the term Expiration Date refers to the date on which the Offer expires. See Section 14 for a description of our right to extend, delay, terminate or amend the Offer.
We will only purchase ADSs properly tendered and not properly withdrawn. However, because of proration and the conditional tender provisions described in this Offer to Purchase, we may not purchase all of the ADSs tendered if more than 2 million ADSs are properly tendered and not properly withdrawn. In the event of an over-subscription of the Offer, ADSs properly tendered prior to the Expiration Date will be subject to proration, as described below. The proration period and withdrawal rights also expire on the Expiration Date. We will return all ADSs tendered and not purchased pursuant to the Offer, including ADSs not purchased because of proration or conditional tenders, to the tendering Securityholders at our expense as promptly as practicable following the Expiration Date.
Securityholders can specify the order in which the specified portions will be purchased in the event that, as a result of proration or otherwise, some but not all of the tendered ADSs are purchased pursuant to the Offer. In the event a scurityholder does not designate such order and fewer than all ADSs are purchased due to proration, the Depositary will select the order of ADSs purchased.
We expressly reserve the right, in our sole discretion, to change the Purchase Price and to increase or decrease the number of ADSs sought in the Offer, subject to applicable law. In accordance with the rules of the SEC, if more than 2 million ADSs are tendered in the Offer, we may increase the number of ADSs accepted for payment in the Offer by no more than 2% of the outstanding ADSs without extending the Offer. However, if we purchase an additional number of ADSs in excess of 2% of the outstanding ADSs, we will amend and extend the Offer to the extent required by applicable law. See Section 14.
Throughout the Offer, certain information relating to the trading price of our ADSs shall be available via the Information Agent at the address and telephone number set forth on the back cover page of this Offer to Purchase. We will announce the preliminary results of the Offer, including preliminary information about any expected proration, by press release as promptly as practicable after it has been determined. Such press release will also be filed as amendment to our Issuer Tender Offer Statement on Schedule TO (the “Schedule TO”) that we have filed with the SEC relating to the Offer. We do not expect to announce the final results of any proration and to begin paying for tendered ADSs until after the Expiration Date.
THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF ADSS BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE SECTION 7.
Priority of Purchases
If the terms and conditions of the Offer have been satisfied or waived and 2 million ADSs or less are properly tendered and not properly withdrawn prior to the Expiration Date, we will buy all ADSs properly tendered and not properly withdrawn.
Upon the terms and subject to the conditions of the Offer, if more than 2 million ADSs, or such greater number of ADSs as we may elect to purchase, subject to applicable law, have been properly tendered and not properly withdrawn prior to the Expiration Date, we will purchase properly tendered and not properly withdrawn ADSs on a pro rata basis with appropriate adjustments to avoid purchases of fractional ADSs, as described below. Such proration will apply to all securityholders without priority. If proration of tendered

ADSs is required, we will determine the proration factor as promptly as practicable following the Expiration Date. Subject to adjustment to avoid the purchase of fractional ADSs, proration for each beneficial owner tendering ADSs will be based on the ratio of the number of ADSs properly tendered and not properly withdrawn by the beneficial owner to the total number of ADSs properly tendered and not properly withdrawn by all securityholders.
Securityholders can specify in the Letter of Transmittal the order in which they desire that ADSs registered in their name and tendered by them be purchased, including in the event that some but not all of the tendered ADSs are purchased pursuant to the Offer. In the event a securityholder does not designate the order and fewer than all ADSs tendered are purchased, the order of ADSs purchased from such securityholder will be selected by the Depositary.
The preliminary results of any proration will be announced by press release as promptly as practicable following the Expiration Date. However, because of the difficulty in determining the number of ADSs properly tendered and not properly withdrawn, we expect that we will not be able to announce the final proration factor or commence payment for any ADSs purchased pursuant to the Offer until after the Expiration Date. After the Expiration Date, securityholders may obtain preliminary proration information from the Information Agent and also may be able to obtain the information from their brokers.
As described in Section 13, the number of ADSs that we will purchase from a securityholder under the Offer may affect the U.S. federal income tax consequences to that securityholder and, therefore, may be relevant to a securityholder’s decision whether or not to tender ADSs. As described above, the Letter of Transmittal affords each securityholder who tenders ADSs registered in such securityholder’s name directly to the Depositary the opportunity to designate the order of priority in which ADSs tendered are to be purchased, including in the event of proration.
This Offer to Purchase and the Letter of Transmittal will be mailed to record holders of ADSs and will be furnished to brokers, dealers, commercial banks and trust companies whose names, or the names of whose nominees, appear on our securityholder list with respect to the ADSs or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of ADSs.
As a result of the foregoing priorities applicable to the purchase of ADSs tendered, it is possible that fewer than all ADSs tendered by a securityholder will be purchased or that, if a tender is conditioned upon the purchase of a specified number of ADSs, none of those ADSs will be purchased even though those ADSs were properly tendered.
As we noted above, we may elect to purchase more than 2 million ADSs in the Offer, subject to applicable law. If we do so, the preceding provisions will apply to the greater number of ADSs.
Proration
If proration of tendered ADSs is required, we will determine the proration for each securityholder tendering ADSs, if any, as promptly as practicable following the Expiration Date. Proration for each securityholder tendering ADSs will be based on the ratio of the number of ADSs properly tendered and not properly withdrawn by such securityholder to the total number of ADSs properly tendered and not properly withdrawn by all securityholders, subject to the provisions governing conditional tenders described in Section 6, any adjustment to avoid the purchase of fractional ADSs (with respect to which we will round down to the nearest ADS to avoid the purchase of a fractional ADS) and the terms and conditions of the Offer. Due to the difficulty in determining the number of ADSs properly tendered and not properly withdrawn, the conditional tender procedure described in Section 6 and the guaranteed delivery procedure described in Section 3, we expect that we will not be able to announce the final proration for each securityholder or commence payment for any ADSs purchased pursuant to the Offer until after the Expiration Date. The preliminary results of any proration will be announced by press release as promptly as practicable after the Expiration Date. After the Expiration Date, securityholders may obtain preliminary proration information from the Depositary and also may be able to obtain the information from their brokers.
As described in Section 13, the number of ADSs that we will purchase from a securityholder pursuant to the Offer may affect the U.S. federal income tax consequences to the securityholder of the purchase and, therefore, may be relevant to a securityholder’s decision whether to tender ADSs. The Letter of Transmittal affords each securityholder who tenders ADSs registered in such securityholder’s name directly to the Depositary the opportunity to designate the order of priority in which ADSs tendered are to be purchased in the event of proration as well as the ability to condition such tender on a minimum number of ADSs being purchased.
This Offer to Purchase and the Letter of Transmittal will be mailed to record holders of the ADSs and will be furnished to brokers, dealers, commercial banks, trust companies and other nominees and similar persons whose names, or whose nominees’ names, appear on our securityholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of ADSs.
2. Purpose of the Offer; Certain Effects of the Offer; Plans and Proposals.
Purpose of the Offer.
The purpose of the Offer is to allow all securityholders an opportunity to sell ADSs at a premium over recent stock prices and thereby receive a return of some or all of their investment in the Company if they so elect. The Offer also provides our securityholders with an efficient way to sell their ADSs without incurring brokerage fees or commissions associated with open market sales, subject to the terms and conditions of the Offer, including proration.
Further, the Offer affords securityholders the option not to participate and, thereby, to increase their relative percentage ownership interest in the Company at no additional cost to them, if the Offer is completed. However, there can be no assurance that the Company will not issue additional ADSs and other equity securities in the future.
The decision to pursue the Offer came after our Board’s review of the Company’s available alternatives to return capital to securityholders. After careful consideration and review of the alternatives available to the Company, and in consultation with independent legal and financial advisors, the Board determined that a fixed price tender offer would be the most effective means for returning value to the Company’s securityholders. The Offer constitutes a part of the $20 million share repurchase program that we announced on May 30, 2024, and not an addition to it.
In determining to proceed with the Offer, our management and Board of Directors determined, among other things, the limited liquidity available to securityholders wishing to sell all or a portion of their ADSs in the open market, as well as the impact of a large number of such sales on the price of the ADSs. They also considered certain evaluations of our current assets and business development strategies. In consultation with management, the Board of Directors also reviewed the Company’s operating budget and financial projections prepared by management through the fourth quarter of 2024 and considered the cash requirements to advance the Company’s current operation plan. The Board of Directors also conducted solvency analysis as to matters relating to the financial condition of the Company after giving effect to the Offer upon the terms set forth in this Offer to Purchase, including an aggregate purchase price of up to $9.04 million. In consideration of, among other things, the other financial information reviewed by the Board of Directors, the Board of Directors concluded that the Company had sufficient surplus and lawfully available funds to the consummate the Offer and that the Offer would not impair the Company’s ability to continue its operations or render the Company insolvent. Our management and Board of Directors also evaluated the Company’s operations, financial condition, capital needs, strategy and expectations for the future. Accordingly, in consideration of the recommendation of the management to approve the Offer, the Board of Directors approved the Offer.
On the basis of the foregoing, our management and Board of Directors believe it is in the best interests of the Company and its securityholders to provide securityholders the opportunity to have their ADSs purchased at a premium, while allowing those securityholders who wish to remain to increase their relative percentage ownership interest in the Company at no cost to them.
Certain Effects of the Offer.
As of June 4, 2024, we had 22,866,122 outstanding ADSs. The 2 million ADSs that we are offering to purchase hereunder represent approximately 8.75% of the total number of our outstanding ADSs as of June 4,

2024. If the Offer is fully subscribed, we would have approximately 20,866,122 ADSs outstanding immediately following the purchase of ADSs tendered in the Offer. The actual number of ADSs outstanding immediately following completion of the Offer will depend on the number of ADSs tendered and purchased in the Offer.
Assuming that at least some ADSs are purchased pursuant to the Offer, securityholders who do not participate in the Offer will automatically increase their relative percentage ownership interest in us. These securityholders will also continue to bear the risks associated with owning the ADSs. Securityholders may be able to sell non-tendered ADSs in the future on NYSE or otherwise at a net price significantly higher or lower than the Purchase Price. We can give no assurance as to the price at which a securityholder may be able to sell his or her ADSs in the future.
There will be a sufficient number of ADSs outstanding and publicly traded following completion of the Offer to ensure a continued trading market for the ADSs. Based upon published guidelines of NYSE and the conditions of the Offer, our purchase of ADSs under the Offer will not cause our remaining outstanding ADSs to be delisted from NYSE. The ADSs are registered under the Exchange Act, which requires, among other things, that we furnish certain information to our securityholders. Our purchase of ADSs under the Offer will not result in the securities becoming eligible for deregistration under the Exchange Act.
The accounting for the purchase of ADSs pursuant to the Offer will result in a reduction of our securityholders’ equity in an amount equal to the aggregate purchase price of the ADSs we purchase plus the fees related to the Offer and a corresponding reduction in total cash.
OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR ADSS. NEITHER WE NOR ANY MEMBER OF OUR BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR ADSS. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR ADSS AND, IF SO, HOW MANY ADSS TO TENDER. IN DOING SO, YOU SHOULD CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS, AND READ CAREFULLY AND EVALUATE THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING OUR REASONS FOR MAKING THE OFFER.
We currently intend to cancel and retire ADSs purchased pursuant to the Offer. The Class A ordinary shares underlying the ADSs we acquire pursuant to the Offer will be retained as treasury shares by us (unless and until our Board of Directors determines to retire or reissue such shares). Such Class A ordinary shares will be held in treasury with the status of authorized shares and will be available for us to reissue without further shareholder action for all purposes except as prohibited or limited by applicable law or the rules of NYSE. Other than in connection with the vesting of equity incentive grants under the Company’s Share Incentive Plan, we have no current plans for the reissuance of Class A ordinary shares purchased pursuant to the Offer but reserve the right to do so without notice.
Plans and Proposals
Except as disclosed elsewhere in this Offer to Purchase, or incorporated by reference in this Offer to Purchase, we have no current definitive plans, proposals or negotiations that relate to or would result in:
•
any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•
any purchase, sale or transfer of a material amount of our assets or our subsidiaries’ assets;

•
any material change in our present dividend policy, our indebtedness or capitalization;

•
any change in our present Board of Directors or management or any plans or proposals to change the number or the terms of directors (although we may fill vacancies arising on our Board of Directors) or to change any material term of the employment contract of any executive officer;

•
any material change in our corporate structure or business;

•
any class of our equity securities becoming delisted from NYSE, or ceasing to be authorized to be quoted on NYSE, other than disclosed below;

•
any class of our equity securities becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act;

•
the suspension of our obligation to file reports under Section 15(d) of the Exchange Act;

•
the acquisition by any person of our securities, other than pursuant to the grant of stock options to directors or employees in the ordinary course of business; or

•
any changes in the Company’s memorandum of association or articles of association, in each case as currently in effect, or other governing instruments or other actions that could impede the acquisition of control of us.

While we have no definitive plans or proposals regarding any of the foregoing as of the date of this Offer to Purchase, our management considers from time to time, and may undertake or plan actions that relate to or could result in, one or more of the matters listed above. We reserve the right to change our plans and intentions at any time after the date of this Offer to Purchase, subject to our obligation to update this Offer to Purchase to reflect material changes in the information contained herein. Securityholders tendering ADSs in the Offer may run the risk of foregoing the benefit of any appreciation in the market price of the ADSs resulting from such potential future events.
On May 27, 2024, the board approved a new share repurchase program (the “2024 Repurchase Plan”) to repurchase up to $20 million of Class A ordinary shares, including the Class A ordinary share in the form of ADSs. Through the date of this Offer, we have not repurchased any shares under the 2024 Repurchase Plan. The repurchase of ADSs in the Offer is being made pursuant to the 2024 Repurchase Plan.
3. Procedures for Tendering ADSs.
Proper Tender of ADSs.
For ADSs to be properly tendered pursuant to the Offer, confirmation of receipt of such ADSs pursuant to the procedure for book-entry transfer set forth below, together with a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, or an “Agent’s Message” (as defined below), and any other documents required by the Letter of Transmittal, must be received before the Expiration Date by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Offer on their behalf. Accordingly, beneficial owners wishing to participate in the Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Offer. In the alternative, the tendering securityholder must, before the Expiration Date, comply with the guaranteed delivery procedures described below.
Securityholders holding their ADSs through a broker, dealer, commercial bank, trust company or other nominee must contact the nominee in order to tender their ADSs. Securityholders who hold ADSs through nominees are urged to consult their nominees to determine whether transaction costs may apply if securityholders tender ADSs through the nominees and not directly to the Depositary.
Securityholders may tender ADSs subject to the condition that all, or a specified minimum number of ADSs, be purchased. Any securityholder desiring to make such a conditional tender should so indicate in the box entitled “Conditional Tender” in the Letter of Transmittal. It is the tendering securityholder’s responsibility to determine the minimum number of ADSs to be purchased. Securityholders should consult their own financial and tax advisors with respect to the effect of proration of the Offer and the advisability of making a conditional tender. See Section 6 and Section 13.
Signature Guarantees and Method of Delivery.
No signature guarantee is required if:
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the Letter of Transmittal is signed by the registered holder of the ADSs (which term, for purposes of this Section 3, will include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the ADSs) tendered and such holder has not completed either the section entitled “Special Payment Instructions” or the section entitled “Special Delivery Instructions” in the Letter of Transmittal, or
•
ADSs are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or an “eligible guarantor institution,” as the term is defined in Exchange Act Rule 17Ad-15 (an “Eligible Institution”). See Instruction 1 of the Letter of Transmittal.

If payment is to be made to a person other than the registered holder, then the Letter of Transmittal must be endorsed or accompanied by an appropriate stock power, signed exactly as the name of the registered holder appears on the security position listing, with the signature guaranteed by an Eligible Institution.
Payment for ADSs tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of:
•
a timely confirmation of the book-entry transfer of the ADSs into the Depositary’s account at the Book-Entry Transfer Facility as described below;

•
one of (a) a properly completed and duly executed Letter of Transmittal, including any required signature guarantees or (b) an Agent’s Message (as defined below); and

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any other documents required by the Letter of Transmittal.

The method of delivery of all documents, including the Letter of Transmittal and any other required documents, is at the sole election and risk of the tendering securityholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. ADSs will be deemed delivered only when actually received by the Depositary (including, in the case of a book-entry transfer, by book-entry confirmation). In all cases, sufficient time should be allowed to ensure timely delivery.
ALL DELIVERIES IN CONNECTION WITH THE OFFER, INCLUDING A LETTER OF TRANSMITTAL, MUST BE MADE TO THE DEPOSITARY AND NOT TO US, THE INFORMATION AGENT OR THE BOOK-ENTRY TRANSFER FACILITY. ANY DOCUMENTS DELIVERED TO US, THE INFORMATION AGENT OR THE BOOK-ENTRY TRANSFER FACILITY WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT BE DEEMED TO BE PROPERLY TENDERED.
Book-Entry Delivery.
The Depositary will establish an account with respect to the ADSs for purposes of the Offer at the Book-Entry Transfer Facility within two business days after the date of this Offer to Purchase, and any financial institution that is a participant in the Book-Entry Transfer Facility’s system may make book-entry delivery of the ADSs by means of a book-entry transfer by causing the Book-Entry Transfer Facility to transfer ADSs into the Depositary’s account in accordance with the Book-Entry Transfer Facility’s procedures for transfer. Although delivery of ADSs may be effected through a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, or an Agent’s Message, and any other required documents must, in any case, be transmitted to and received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase before the Expiration Date, or the tendering securityholder must comply with the guaranteed delivery procedures described below. Delivery of the Letter of Transmittal and any other required documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.
The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the ADSs that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that we may enforce such agreement against the participant.

Guaranteed Delivery.
If you wish to tender ADSs in the Offer and the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date, your tender may be effected if all the following conditions are met:
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your tender is made by or through an Eligible Institution;

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a properly completed and duly executed Notice of Guaranteed Delivery in the form we have provided is received by the Depositary, as provided below, prior to the Expiration Date; and

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the Depositary receives at the address listed on the back cover of this Offer to Purchase, within the period of one NYSE trading day after the date of execution of that Notice of Guaranteed Delivery, confirmation of book-entry transfer of the ADSs into the Depositary’s account at the Book-Entry Transfer Facility, together with all other required documents and either a Letter of Transmittal, which has been properly completed and duly executed and includes all signature guarantees required, or an Agent’s Message.

A Notice of Guaranteed Delivery must be delivered to the Depositary by hand, overnight courier, facsimile transmission or mail before the Expiration Date and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.
Securityholders may contact the Information Agent or their broker for assistance. The Notice of Guaranteed Delivery form is filed as an exhibit to the Schedule TO. Copies of the form may also be obtained from the Information Agent, who may be contacted at any of its telephone numbers listed on the back cover of this Offer to Purchase.
If you hold ADSs through a broker, dealer, commercial bank, trust company or similar institution, that institution must tender your ADSs on your behalf. The Book-Entry Transfer Facility is expected to remain open until 5:00 p.m., New York City time, on the Expiration Date, and institutions may be able to process tenders for our ADSs through the Book-Entry Transfer Facility during that time (although there is no assurance that this will be the case). If the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date, participants in the Book-Entry Transfer Facility whose name appears on the Book-Entry Transfer Facility security position listing as the owner of the ADSs may still be able to tender their ADSs by delivering a Notice of Guaranteed Delivery to the Depositary by overnight courier or mail according to the procedures set forth herein.
If you hold ADSs through a broker, dealer, commercial bank, trust company or similar institution, that institution must submit any Notice of Guaranteed Delivery on your behalf. It will generally not be possible to direct such an institution to submit a Notice of Guaranteed Delivery once that institution has closed for the day. You should consult with such institution on the procedures that must be complied with and the time by which such procedures must be completed to ensure that the institution has ample time to submit a Notice of Guaranteed Delivery on your behalf prior to the Expiration Date. In addition, any such institution, if it is not an eligible institution, will need to obtain a Medallion guarantee from an eligible institution in the form set forth in the applicable Notice of Guaranteed Delivery in connection with the delivery of those ADSs.
As described above, once the Notice of Guaranteed Delivery is delivered, which must occur prior to the Expiration Date, you or your institution will have one NYSE trading day following such delivery to meet the conditions described above in order to effect the tender of your ADSs. Therefore, the earliest your tender could be effected is at 8:00 a.m., New York City time, on the next NYSE trading day when the Book-Entry Transfer Facility reopens, assuming all such conditions have been met. The form of Notice of Guaranteed Delivery can be obtained from the website described above.
Procedures for Class A ordinary shares, Class B ordinary shares, and vested Options
We are not offering, as part of the Offer, to purchase any outstanding Class A ordinary shares, Class B ordinary shares or options, and tenders of options will not be accepted. If you are a holder of Class A ordinary shares, you may tender your Class A ordinary shares only if and to the extent that you first deposit such Class A ordinary shares with The Bank of New York Mellon in exchange for ADSs. If you are a holder of

Class B ordinary shares, you may tender your Class B ordinary shares only if and to the extent that you first convert your Class B ordinary shares into Class A ordinary shares and then deposit such Class A ordinary shares with the Depositary in exchange for ADSs.
If you are a holder of vested stock options, you may exercise your vested options and receive Class A ordinary shares, which you may deposit with the Depositary in exchange for ADSs. You must exercise your options, and exchange your Class A ordinary shares, as applicable, sufficiently in advance of the Expiration Date to receive your ADSs in time to tender them. An exercise of an option cannot be revoked even if ADSs received upon the exercise thereof and tendered in the Offer are not purchased in the Offer for any reason. See Section 3.
If you are a holder of vested but unexercised options, you should evaluate this Offer to Purchase carefully to determine if participation would be advantageous to you, based on the exercise prices of your options, the dates of your option grants, the remaining term in which you may exercise your options and the provisions for prorated purchases described in Section 1.
Return of ADSs not Purchased.
If any tendered ADSs are not purchased in the Offer or are properly withdrawn before the Expiration Date, or if less than all ADSs evidenced by a securityholder’s ADRs are tendered, certificates for ADSs not purchased in the Offer will be returned promptly after the expiration or termination of the Offer or the proper withdrawal of the ADSs, or, in the case of ADSs tendered by book-entry transfer at DTC, the ADSs will be credited to the appropriate account maintained by the tendering securityholder at DTC, in each case without expense to the securityholder.
Determination of Validity; Rejection of ADSs; Waiver of Defects; No Obligation to Give Notice of Defects.
All questions as to the number of ADSs to be accepted, the Purchase Price to be paid for ADSs to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs will be determined by us, in our sole discretion, and our determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. We reserve the absolute right to reject any or all tenders of any ADSs that we determine are not in proper form or the acceptance for payment of or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the Offer on or prior to the Expiration Date, or any defect or irregularity in any tender with respect to any particular ADSs or any particular securityholder (whether or not we waive similar defects or irregularities in the case of other securityholders), and our interpretation of the terms of the Offer will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. In the event a condition is waived with respect to any particular securityholder, the same condition will be waived with respect to all securityholders. No tender of ADSs will be deemed to have been properly made until all defects or irregularities have been cured by the tendering securityholder or waived by us. We will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of ADSs. None of the Company, the Depositary, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in tenders, nor will any of the foregoing incur any liability for failure to give any such notification.
Tendering Securityholder’s Representations and Warranties; Our Acceptance Constitutes an Agreement.
It is a violation of Exchange Act Rule 14e-4 for a person, directly or indirectly, to tender ADSs for that person’s own account unless, at the time of tender and at the end of the proration period or period during which ADSs are accepted by lot (including any extensions of such period), the person so tendering (1) has a “net long position” equal to or greater than the amount of ADSs tendered in (a) ADSs or (b) other securities convertible into or exchangeable or exercisable for ADSs and, upon acceptance of the tender, will acquire the ADSs by conversion, exchange or exercise and (2) will deliver or cause to be delivered the ADSs in accordance with the terms of the Offer. Rule 14e-4 also provides a similar restriction applicable to a tender on behalf of another person.
A tender of ADSs in accordance with any of the procedures described above will constitute the tendering securityholder’s acceptance of the terms and conditions of the Offer, as well as the tendering securityholder’s representation and warranty to us that (1) the securityholder has a “net long position,” within the meaning of Rule 14e-4 promulgated under the Exchange Act, in the ADSs or equivalent securities at least equal to the ADSs being tendered, and (2) the tender of ADSs complies with Rule 14e-4. Our acceptance for payment of ADSs tendered pursuant to the Offer will constitute a binding agreement between the tendering securityholder and us on the terms and subject to the conditions of the Offer, which agreement will be governed by, and construed in accordance with, the laws of the State of New York.
A tender of ADSs made pursuant to any method of delivery set forth herein will also constitute a representation and warranty to us that the tendering securityholder has full power and authority to tender, sell, assign and transfer the ADSs tendered, and that, when the same are accepted for purchase by us, we will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, claims, encumbrances and other obligations relating to the sale or transfer of the ADSs, and the same will not be subject to any adverse claim or right. Any such tendering securityholder will, on request by the Depositary or us, execute and deliver any additional documents deemed by the Depositary or us to be necessary or desirable to complete the sale, assignment and transfer of the ADSs tendered, all in accordance with the terms of the Offer.
All authority conferred or agreed to be conferred by delivery of the Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the tendering securityholder and shall not be affected by, and shall survive, the death or incapacity of such tendering securityholder.
Lost or Destroyed Certificates.
Securityholders whose certificates for part or all of their ADSs have been lost, destroyed or stolen may contact The Bank of New York Mellon, the ADSs Depositary, at 1-888-BNY-ADRS (1-888-269-2377) if caller is in the United States, or +1 201-680-6825 if caller is outside the U.S. Holder may also send an email inquiry to shrrelations@cpushareownerservices.com for instructions to obtain a replacement certificate. That certificate will then be required to be submitted together with the Letter of Transmittal in order to receive payment for ADSs that are tendered and accepted for payment. A bond may be required to be posted by the securityholder to secure against the risk that the certificates may be subsequently recirculated. The Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed. Securityholders are requested to contact The Bank of New York Mellon immediately in order to permit timely processing of this documentation. Certificates for ADSs, together with a properly completed Letter of Transmittal and any other documents required by the Letter of Transmittal, must be delivered to The Bank of New York Mellon and not to us, the Dealer Manager or the ADSs Depositary. Any certificates delivered to us, or the Information Agent will not be forwarded to The Bank of New York Mellon or the Depositary and will not be deemed to be properly tendered.
U.S. Federal Backup Withholding.
Under the U.S. federal income tax laws, payments to a tendering securityholder may be subject to “backup withholding” at the applicable statutory rate (currently 24%), unless a tendering securityholder
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provides a correct taxpayer identification number and any other required information and otherwise complies with applicable requirements of the backup withholding rules; or

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is an exempt recipient and, when required, demonstrates this fact.

A securityholder that does not provide a correct taxpayer identification number may be subject to penalties imposed by the U.S. Internal Revenue Service (the “IRS”). To prevent backup withholding on cash payable under the Offer, each securityholder that is a U.S. person (as defined in the instructions to the IRS Form W-9) should provide the Depositary (or other applicable withholding agent) with his or her correct taxpayer identification number and certify that he or she is not subject to backup withholding by completing the IRS Form W-9 included in the Letter of Transmittal. In order to eliminate backup withholding, a securityholder that is not a U.S. person should provide the Depositary or other applicable withholding agent with the appropriate IRS Form W-8, attesting to that securityholder’s non-U.S. status.

4. Withdrawal Rights.
Except as otherwise provided in this Section 4, tenders of ADSs pursuant to the Offer are irrevocable. ADSs previously tendered pursuant to the Offer may be withdrawn at any time before the Expiration Date, pursuant to the procedures we describe below. If, following the Expiration Date, we have not accepted for payment the ADSs you have tendered to us by 5:00 P.M., New York City time, on July 12, 2024, the 25th business day from the commencement of the Offer, you may also withdraw your ADSs at any time thereafter.
If you are a registered holder of ADSs, for a withdrawal to be effective, a notice of withdrawal, in written form, must be received in a timely manner by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase. Any notice of withdrawal must specify the name of the tendering securityholder, the number of ADSs to be withdrawn and the name of the registered holder of the ADSs. If ADSs have been tendered pursuant to the procedures for book-entry transfer described in Section 3, the notice of withdrawal also must specify the name and the number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn ADSs and must otherwise comply with the Book-Entry Transfer Facility’s procedures. If a securityholder has used more than one Letter of Transmittal or has otherwise tendered ADSs in more than one group of ADSs, the securityholder may withdraw ADSs using either separate written notices of withdrawal or a combined written notice of withdrawal, so long as the information specified above is included.
If you hold ADSs through a broker, dealer, commercial bank, trust company or similar institution, you should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal.
We will determine all questions as to the form and validity, including the time of receipt, of any notice of withdrawal, in our sole discretion, which determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. Neither we nor the Depositary, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of the foregoing incur liability for failure to give any such notification. Withdrawals may not be rescinded, and any ADSs properly withdrawn will be deemed not properly tendered for purposes of the Offer. However, withdrawn ADSs may be re-tendered before the Expiration Date by again following one of the procedures described in Section 3. If we extend the Offer, are delayed in our purchase of ADSs or are unable to purchase ADSs pursuant to the Offer for any reason, then, without prejudice to our rights under the Offer, the Depositary may, subject to applicable law, retain tendered ADSs on our behalf, and the ADSs may not be withdrawn except to the extent tendering securityholders are entitled to withdrawal rights as described in this Section 4. Our reservation of the right to delay payment for ADSs that we have accepted for payment is limited by Exchange Act Rule 13e-4(f)(5), which requires that we must pay the consideration offered or return the ADSs tendered promptly after termination or withdrawal of the Offer.
If you hold ADSs through a broker, dealer, commercial bank, trust company or similar institution, any notice of withdrawal must be delivered by that institution on your behalf. The Book-Entry Transfer Facility is expected to remain open until 5:00 p.m., New York City time, on the Expiration Date and institutions may be able to process withdrawals of ADSs through the Book-Entry Transfer Facility during that time (although there can be no assurance that this will be the case). It will generally not be possible to direct such an institution to submit a written notice of withdrawal once that institution has closed for the day. You should consult with such institution on the procedures that must be complied with and the time by which such procedures must be completed to ensure that the institution has ample time to submit a written notice of withdrawal on your behalf prior to 5:00 p.m., New York City time, on the Expiration Date. Such notice of withdrawal must be in the form of the Book-Entry Transfer Facility’s notice of withdrawal, must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn ADSs and must otherwise comply with the Book-Entry Transfer Facility’s procedures. ADSs can be properly withdrawn only if the Depositary receives a written notice of withdrawal directly from the relevant institution that tendered the ADSs through the Book-Entry Transfer Facility.
5. Purchase of ADSs and Payment of Purchase Price.
Upon the terms and subject to the conditions of the Offer, promptly following the Expiration Date, we will accept for payment up to 2 million ADSs (or such greater number as we may elect to purchase, subject to applicable law). We may increase the number of ADSs accepted for payment in the Offer by no more than 2% of the outstanding ADSs without extending the Offer.
For purposes of the Offer, we will be deemed to have accepted for payment (and therefore be deemed to have purchased), subject to proration and conditional tender provisions of the Offer, ADSs that are properly tendered and not properly withdrawn only when, as and if we give oral or written notice to the Depositary of our acceptance of the ADSs for payment pursuant to the Offer.
Upon the terms and subject to the conditions of the Offer, promptly after the Expiration Date, we will accept for payment and pay the Purchase Price per ADS for all of the ADSs accepted for payment in accordance with the Offer. In all cases, payment for ADSs properly tendered and accepted for payment in accordance with the Offer will be made promptly, subject to possible delay due to proration, but only after timely receipt by the Depositary of:
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ADRs evidencing ADSs or a timely confirmation of a book-entry transfer of ADSs into the Depositary’s account at DTC;

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a properly completed and duly executed Letter of Transmittal or an Agent’s Message in the case of book-entry transfer; and

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any other documents required.

We will pay for ADSs purchased pursuant to the Offer by depositing the aggregate purchase price for the ADSs with the Depositary, which will act as agent for tendering securityholders for the purpose of receiving payment from us and transmitting payment to the tendering securityholders.
In the event of proration, the Depositary will determine the proration for each securityholder tendering ADSs and pay for those tendered ADSs accepted for payment as promptly as practicable after the Expiration Date. However, we expect that we will not be able to announce the final results of any proration or commence payment for any ADSs purchased pursuant to the Offer until after the Expiration Date. ADSs tendered and not purchased, including ADSs not purchased due to proration or conditional tenders, in the case of ADSs tendered by book-entry transfer, will be credited to the account maintained with the Book-Entry Transfer Facility by the participant who delivered the ADSs, to the tendering securityholder promptly after the expiration or termination of the Offer at our expense.
Under no circumstances will interest be paid on the Purchase Price for the ADSs, regardless of any delay in making payment. In addition, if certain events occur, we may not be obligated to purchase ADSs pursuant to the Offer. See Section 7.
We will pay all share transfer taxes, if any, payable on the transfer to us of ADSs purchased pursuant to the Offer; provided, however, that if payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased ADSs are to be registered in the name of, any person other than the registered holder, or if tendered ADSs are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of all share transfer taxes, if any (whether imposed on the registered holder or the other person), will be payable on account of the transfer to that person unless evidence satisfactory to us of the payment of the share transfer taxes, or exemption from payment of the share transfer taxes, is submitted. See Instruction 5 of the Letter of Transmittal. In addition, securityholders who tender ADSs will be required to pay for a cancellation fee of $0.05 per ADS accepted for purchase in the Offer to the Depositary for ADSs tendered and accepted for payment, which the Depositary will deduct from the purchase price received from the Company.
6. Conditional Tender of ADSs.
In the event of an over-subscription of the Offer, ADSs properly tendered prior to the Expiration Date will be subject to proration. See Section 1. As discussed in Section 13, the number of ADSs to be purchased from a particular securityholder may affect the tax treatment of the purchase to the securityholder and the securityholder’s decision whether to tender.
Accordingly, a securityholder may tender ADSs subject to the condition that a specified minimum number of the securityholder’s ADSs tendered pursuant to a Letter of Transmittal must be purchased if any

ADSs tendered are purchased. Any securityholder desiring to make a conditional tender must so indicate in the box entitled “Conditional Tender” in the Letter of Transmittal, and, if applicable, in the Notice of Guaranteed Delivery. It is the tendering securityholder’s responsibility to calculate the minimum number of ADSs that must be purchased from the securityholder in order for the securityholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Securityholders are urged to consult with their own tax advisors. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any securityholder tendering ADSs. We urge each securityholder to consult with his or her own financial or tax advisor with respect to the advisability of making a conditional tender.
Any tendering securityholder wishing to make a conditional tender must calculate and appropriately indicate the minimum number of ADSs that must be purchased from that securityholder if any are to be purchased. After the Offer expires, if the number of ADSs properly tendered and not properly withdrawn pursuant to the Offer is greater than 2 million ADSs (or such greater number as we may elect to purchase, subject to applicable law) so that we must prorate our acceptance of and payment for tendered ADSs, we will calculate a preliminary proration percentage based upon all ADSs properly tendered, conditionally or unconditionally. If the effect of this preliminary proration would be to reduce the number of ADSs to be purchased from any securityholder below the minimum number specified, the conditional tender will automatically be regarded as withdrawn (except as provided in the next paragraph). All ADSs tendered by a securityholder subject to a conditional tender pursuant to the Letter of Transmittal and regarded as withdrawn as a result of proration will be returned as promptly as practicable after the Expiration Date.
After giving effect to these withdrawals, we will accept the remaining ADSs properly tendered, conditionally or unconditionally, on a pro rata basis, if necessary. If conditional tenders would otherwise be regarded as withdrawn and would cause the total number of ADSs to be purchased to fall below 2,000,000 (or such greater number as we may elect to purchase, subject to applicable law) then, to the extent feasible, we will select for purchase, by random lot selection, enough of the conditional tenders that would otherwise have been deemed withdrawn to permit us to purchase such number of ADSs. However, to be eligible for purchase by random lot, the tendering securityholder must have tendered all of its ADSs and checked the appropriate box in the Letter of Transmittal. If you hold ADSs through a broker, dealer, commercial bank, trust company or similar institution, you should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide for purchase by random lot.
7. Conditions of the Offer.
Notwithstanding any other provision of the Offer, we will not be required to accept for payment, purchase or pay for any Shares tendered, and we may terminate or amend the Offer or may postpone the acceptance for payment of or the payment for ADSs tendered, subject to Exchange Act Rule 13e-4(f)(5), which requires that we must pay the consideration offered or return the ADSs tendered promptly after termination or withdrawal of the Offer, if, at any time on or after the commencement of the Offer and prior to the Expiration Date, any of the following events have occurred (or are determined by us to have occurred) that, in our reasonable judgment and regardless of the circumstances giving rise to the event or events, makes it inadvisable to proceed with the Offer or with acceptance for payment or payment for the ADSs in the Offer:
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there has been any action threatened, pending or taken, including any settlement, or any approval withheld, or any statute, rule, regulation, judgment, order or injunction invoked, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries, including any settlement, by any court, government or governmental, regulatory or administrative authority, agency or tribunal, domestic, foreign or supranational, that, in our reasonable judgment, seeks to or could directly or indirectly:

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make illegal, or delay or otherwise directly or indirectly restrain, prohibit or otherwise affect the consummation of the Offer, the acquisition of some or all of the ADSs pursuant to the Offer or otherwise relates in any manner to the Offer;

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make the acceptance for payment of, or payment for, some or all of the ADSs illegal or otherwise restrict or prohibit consummation of the Offer;

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delay or restrict our ability, or render us unable, to accept for payment or pay for some or all of the ADSs to be purchased pursuant to the Offer; or

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materially and adversely affect our or our subsidiaries’ or our affiliates’ business, condition (financial or otherwise), income, operations or prospects, taken as a whole, or otherwise materially impair our ability to purchase some or all of the ADSs pursuant to the Offer;

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there has occurred any of the following:

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any general suspension of trading in securities on any United States national securities exchange or in the over-the-counter market;

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the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or PRC, whether or not mandatory;

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a material change in United States dollars, Hong Kong dollars, or Chinese Renminbi exchange rates or a suspension of or limitation on the markets therefor;

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the commencement or escalation of war, armed hostilities or other similar national or international calamity, including, but not limited to, any outbreak of a pandemic or contagious disease, an act of terrorism, directly or indirectly involving the United States, on or after June 5, 2024;

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any material escalation of any war or armed hostilities which had commenced prior to June 5, 2024;

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any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, could materially affect, the extension of credit by banks or other lending institutions in the United States and PRC;

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any change in the general political, public health, market, economic or financial conditions, domestically or internationally, that is reasonably likely to materially and adversely affect our business or the trading in the ADSs; or

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in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

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any default by the U.S. government on its debt;

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a failure at a financial institution with which we maintain funds, causing us to lose access to such funds; or

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a decrease of more than 10% in the market price of our ADSs measured from the close of trading on June 4, 2024, the last trading day before we commenced the Offer, to the close of trading on any other trading day during the Offer, up to and including the close of trading on the Expiration Date, or a decrease of more than 5% in the general level of market prices for equity securities in the United States or the New York Stock Exchange Index, the Dow Jones Industrial Average, the Nasdaq Global Market Composite Index or Standard & Poor’s Composite Index of 500 Industrial Companies, in each case, measured from the close of trading on June 4, 2024;

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we learn that:

•
any entity, “group” (as that term is used in Section 13(d)(3) of the Exchange Act) or person has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding Class A ordinary shares (including Class A ordinary shares represented by ADSs), whether through the acquisition of shares or ADSs, the formation of a group, the grant of any option or right, or otherwise (other than as and to the extent disclosed in a Schedule 13D or Schedule 13G filed with the SEC prior to June 5, 2024);

•
any entity, group or person who has filed a Schedule 13D or Schedule 13G with the SEC prior to June 5, 2024, has acquired or proposes to acquire, whether through the acquisition of shares or ADSs, the formation of a group, the grant of any option or right, or otherwise (other than by virtue of the Offer made hereby), beneficial ownership of an additional 2% or more of the outstanding Class A ordinary shares (including Class A ordinary shares represented by ADSs);

•
any change in law or in the official interpretation or administration of law, or relevant position or policy of a governmental authority with respect to any laws, applicable to the Offer;

•
any person, entity or group has filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire us or any of the ADSs, or has made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of our or their respective assets or securities;

•
any change or changes have occurred in our or our subsidiaries’ or affiliates’ business, condition (financial or otherwise), properties, assets, income, operations or prospects that, in our reasonable judgment, has or could have a material adverse effect on us or any of our subsidiaries or affiliates or the benefits of the Offer to us;

•
any approval, permit, authorization, favorable review or consent of any governmental entity or other authority or any third party consent or notice required to be obtained in connection with the Offer shall not have been obtained on terms satisfactory to us in our reasonable discretion; or

•
the consummation of the Offer and the purchase of the ADSs may cause the ADSs to be delisted from NYSE or to be eligible for deregistration under the Exchange Act.

The conditions referred to above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition, and may be waived by us, in whole or in part, at any time and from time to time in our reasonable discretion on or prior to the Expiration Date, subject to applicable laws. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each such right will be deemed an ongoing right that may be asserted at any time and from time to time. In certain circumstances, if we waive any of the conditions described above, we may be required to extend the Expiration Date. Any determination by us concerning the events described above will be final and binding on all parties; provided, however, securityholders are not foreclosed from challenging our determination in a court of competent jurisdiction. See Section 14.
8. Price Range of ADSs; Dividends.
The ADSs are listed and traded on the New York Stock Exchange under the trading symbol “XYF.” The following table presents the high and low sales prices of the ADSs for the periods indicated.
	High	Low
Year Ended December 31, 2022
First quarter	$3.44	1.84
Second quarter	$3.18	2.40
Third quarter	$3.00	2.00
Fourth quarter	$3.45	1.62
Year Ended December 31, 2023
First quarter	$4.20	2.65
Second quarter	$4.83	2.90
Third quarter	$5.00	3.53
Fourth quarter	$4.67	3.41
Year Ending December 31, 2024
First quarter	$4.69	3.48
As of July 12, 2024, unless the Expiration Date is extended, you will no longer be a holder of record of ADSs that are purchased by us under the Offer. Therefore, you will not be eligible for any benefits with respect to such purchased ADSs that inure to holders of record on or after the Expiration Date.
We declared cash dividends in 2019 and used parts of the net proceeds from our initial public offering of approximately US$14.8 million for dividend distribution without any tax withholding obligations. We also declared cash dividends of approximately US$8.3 million in 2023. We also adopted a semi-annual dividend policy and declared a semi-annual dividend of $0.17 per ADS on March 26, 2024. The declaration and payment of future dividends on our ordinary shares will be at the sole discretion of our Board of Directors (subject to applicable Cayman Islands law) and will depend on our profitability, the terms of any applicable financing agreements and our financial condition, capital requirements, statutory and contractual restrictions, future prospects and other factors the Board of Directors deem relevant. Under our articles of association, our securityholders may by ordinary resolution declare dividends, but no dividend shall exceed the amount recommended by our Board of Directors.
On June 4, 2024, the last full trading day prior to the printing of this Offer to Purchase and the commencement of the Offer, the last reported sale price of the ADSs was $4.21 per ADS. Securityholders are urged to obtain current market quotations for the ADSs before deciding whether and at what purchase price or purchase prices to tender their ADSs.
9. Source and Amount of Funds.
The Offer is not subject to any financing condition. Assuming the Offer is fully subscribed, we expect the aggregate purchase price for the ADSs, together with related fees and expenses, to be approximately $9.10 million. We plan to fund any purchase of ADSs pursuant to the Offer, including the related fees and expenses, with available cash.
10. Certain Information Concerning the Company.
General
X Financial is an exempted company incorporated with limited liabilities in the Cayman Islands under the laws of the Cayman Islands on January 5, 2015. The Company, its subsidiaries and its variable interest entities provides personal finance services in the PRC by connecting borrowers and investors through a proprietary internet platform. X financial, a leading online personal finance company in China, is committed to connecting borrowers on our platform with institutional funding partners. With proprietary big data-driven technology, we have established strategic partnerships with financial institutions across multiple areas of its business operations, enabling us to facilitating loans to prime borrowers under a robust risk assessment and control system. The address of our principal executive offices is 7-8F, Block A, Aerospace Science and Technology Plaza, No. 168, Haide Third Avenue, Nanshan District, Shenzhen, 518067, the People’s Republic of China.
Available Information
We are subject to the informational filing requirements of the Exchange Act and, accordingly, are obligated to file reports, statements and other information with the SEC relating to our business, financial condition and other matters. Information, as of particular dates, concerning our directors and executive officers, their remuneration, stock options granted to them, the principal holders of our securities and any material interest of these persons in transactions with us is required to be disclosed in our Annual Report on Form 20-F, which is filed with the SEC. As required by Exchange Act Rule 13e-4(c)(2), we have also filed with the SEC the Schedule TO, which includes additional information relating to the Offer.
Information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material may also be obtained by mail, upon payment of the SEC’s customary charges, from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Schedule TO and the documents incorporated therein by reference. You may obtain information about the Public Reference Room by calling the SEC for more information at 1-800-SEC-0330. You may also go to the Investor Relations section of Company’s website located at https://ir.xiaoyinggroup.com to access the Schedule TO and related documents.
Incorporation by Reference
The rules of the SEC allow us to “incorporate by reference” information that was filed prior to the date of this Offer to Purchase into this Offer to Purchase, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that have been previously filed with the SEC contain important information about us, and we incorporate them by reference (other than any portions of the respective filings that were furnished to, rather than filed with, the SEC under applicable SEC rules):
•
Our Reports on Form 6-K filed with the SEC on March 26, 2024, and May 30, 2024

•
Our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 29, 2024; and

Any statement contained in any document incorporated by reference into this Offer to Purchase shall be deemed to be modified or superseded to the extent that an inconsistent statement is made in this Offer to Purchase or any subsequently filed document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase. However, were any material changes to occur that would require amendment to the Offer to Purchase, we would amend the Offer to Purchase and any related document(s) to disclose such information.
You can obtain any of the documents incorporated by reference in this Offer to Purchase from the SEC’s website at the address or website set forth above. You may also request a copy of these filings, at no cost, by writing or telephoning the Information Agent at its address and telephone number set forth below:
The Information Agent for the Offer is:
Broadridge Corporate Issuer Solutions, LLC
11. Interests of Directors and Executive Officers; Transactions and Arrangements Concerning the ADSs.
ADSs Outstanding.   As of June 4, 2024, there were 199,032,135 Class A ordinary shares (including 137,196,732 Class A ordinary shares represented by ADSs) and 97,600,000 Class B ordinary shares outstanding. If the Offer is fully subscribed, which would represent approximately 8.75% of our 22,866,122 outstanding ADSs and approximately 4.05% of our outstanding share capital as of June 4, 2024.
Beneficial Ownership.   The following table sets forth information with respect to the beneficial ownership of our ordinary shares (including Class A ordinary shares represented by our ADSs), as of June 4, 2024, by:
•
each of our directors and executive officers; and

•
each person known to us to own beneficially more than 5% of our ordinary shares.

The calculations in the table below are based on 296,632,135 ordinary shares outstanding as of June 4, 2024, including 199,032,135 Class A ordinary shares and 97,600,000 Class B ordinary shares. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our ordinary shares. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.
Ordinary Shares Beneficially Owned as of June 4, 2024
	Class A ordinary share		Class B ordinary share		Percentage of total ordinary shares on an as converted basis	Percentage of aggregate voting power**
	Number	%	Number	%
Directors and Executive Officers:
Yue (Justin) Tang(1)	10,968,470	5.51%	97,600,000	100.00%	36.60%	91.26%
Shaoyong (Simon) Cheng	*	*	—	—	*	*
Frank Fuya Zheng	*	*	—	—	*	*
Kan (Kent) Li	*	*	—	—	*	*
Yufan (Jason) Jiang	*	*	—	—	*	*
Zheng Wan	*	*	—	—	*	*

	Ordinary Shares Beneficially Owned as of June 4, 2024
	Class A ordinary share		Class B ordinary share		Percentage of total ordinary shares on an as converted basis	Percentage of aggregate voting power**
	Number	%	Number	%
Zheng Xue	*	*	—	—	*	*
Longgen Zhang	*	*	—	—	*	*
All directors and executive officers as a group	10,968,470	5.51%	97,600,000	100.00%	36.60%	91.26%
Principal Shareholders:
Mangrove Coast Investment Limited(1)	10,968,470	5.51%	97,600,000	100.00%	36.60%	91.26%
Dragon Destiny Limited(2)	27,113,806	13.62%	—	—	9.14%	1.26%
Pine Cove Global Limited(3)	20,000,000	10.05%	—	—	6.74%	0.93%

*
Less than 1% of our total outstanding shares.

**
For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A and Class B ordinary shares as a single class. In respect of all matters subject to a shareholders’ vote, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to 20 votes, voting together as one class. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

(1)
Represents (i) 97,600,000 Class B ordinary shares held by Mangrove Coast Investment Limited, a British Virgin Islands company controlled by Mangrove Coast Trust, (ii) 3,000,000 Class A shares in form of 50,000 ADS and 3,803,645 Class A ordinary shares held by Mr. Yue (Justin) Tang, and (iii) 1,645,298 Class A ordinary shares in the form of 274,216 ADSs and 2,519,527 Class A ordinary shares held by Purple Mountain Holding Ltd., which is ultimately controlled by Mr. Yue (Justin) Tang. The registered address of Mangrove Coast Investment Limited is Geneva Place, Waterfront Drive, P.O. Box 3469, Road Town, Tortola, British Virgin Islands. Mangrove Coast Trust is a trust established under the laws of Bahamas and managed by RHONE TRUSTEES (BAHAMAS) LTD. as the trustee. Mr. Yue (Justin) Tang is the settlor of the trust and Mr. Tang and his family members are the trust’s beneficiaries. The registered address of Purple Mountain Holding Ltd. is at Ellen Skelton Building, 3076 Sir Francis Darke Highway, Road Reef, P.O. Box 765, Road Town, Tortola VG 1110, British Virgin Islands.

(2)
Represents 27,113,806 Class A ordinary shares held by Dragon Destiny Limited, a British Virgin Islands company wholly owned by Chung Kiu Cheung. The registered address of Dragon Destiny Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(3)
Represents 20,000,000 Class A ordinary shares held by Pine Cove Global Limited, a British Virgin Islands company wholly owned by Nexus Asia Growth Fund SPC and ultimately controlled by David Fung. The registered address of Pine Cove Global Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to twenty votes per share. We issued Class A ordinary shares represented by our ADSs in our initial public offering in September 2018. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder to any person or entity which is not an affiliate of such holder, or upon a change of beneficial ownership of any Class B ordinary share as a result of which any person who is not an affiliate of the registered holders of such Class B ordinary shares becomes the beneficial owner of such Class B ordinary shares, such Class B ordinary shares shall be automatically and immediately converted into the equivalent number of Class A ordinary shares. See “Item 10.B — Memorandum and Articles of Association — Ordinary Shares” in our most recent Form 20-F, incorporated herein by reference, for a more detailed description of our Class A ordinary shares and Class B ordinary shares.
Our directors and executive officers are entitled to participate in the Offer on the same basis as other securityholders. However, our directors and executive officers have advised us that they do not intend to tender ADSs in the Offer. As a result, the Offer will increase the proportional holdings of our directors and executive officers.

In addition, after expiration or termination of the Offer, our directors and executive officers may also sell their ADSs, subject to applicable law and applicable policies and practices of the Company, from time to time in open market transactions at prices that may be more or less favorable than the Final Purchase Price to be paid to our holders of ADSs pursuant to the Offer.
Recent Securities Transactions.   Based on our records and on information provided to us by our directors and executive officers, neither we nor any of our directors or executive officers has effected any transactions involving our ordinary shares or ADSs during the 60 days prior to June 5, 2024, other than as disclosed in this Offer to Purchase. As disclosed below, we did not repurchase Class A ordinary shares or the Class A ordinary shares in the form of ADSs during the 60 days prior to June 5, 2024, in connection with our share repurchase programs.
ADS and Share Repurchase Program.   On May 30, 2024, we announced a share repurchase program (the “2024 Share Repurchase Program”) to repurchase up to $20 million of our Class A ordinary shares or the Class A ordinary shares in the form of ADSs. The 2024 Share Repurchase Program, effective from June 1, 2024 through November 30, 2025, is in addition to the existing share repurchase plan (the “2022 Share Repurchase Program”) approved in March 2022, and as further amended in September 2022 and November 2022, which has approximately $5.5 million remaining. Through June 4, 2024, we have repurchased approximately 8.9 million ADSs in an aggregate amount of approximately $24.5 million under the 2022 Share Repurchase Program and have not repurchased any shares under the 2024 Share Repurchase Program. Any purchases of the ADSs in the Offer are within the repurchases that are permitted under the 2024 Share Repurchase Program.
Share Incentive Plans.   The 2015 Global Share Option Plan (the “Share Incentive Plan”) was adopted by our then sole director on January 25, 2015, and amended and restated as the Amended and Restated 2015 Global Share Incentive Plan by our board of directors on May 9, 2018.
The purpose of the Share Incentive Plan is to enhance our ability to attract and retain the best available personnel for positions of substantial responsibility and to promote the value of our company, by providing such persons an opportunity to acquire or increase a direct interest in our operations and future success. The maximum aggregate number of ordinary shares which may be issued pursuant to all awards under the Share Incentive Plan is 95,849,500 ordinary shares. The ordinary shares subject to the Share Incentive Plan may be authorized but unissued or reacquired ordinary shares.
See “Item 6.B — Compensation — Share Incentive Plans” in our most recent Form 20-F, incorporated herein by reference, for a more detailed description of our equity incentive plans.
The foregoing description of agreements and arrangements involving ADSs are qualified in their entirety by reference to the text of the respective agreement or arrangement, copies of which have been filed with the SEC.
Except as otherwise described or incorporated by reference in this Offer to Purchase, none of X Financial nor, to the best of our knowledge, any of its affiliates, directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer or with respect to any securities of X Financial, including any contract, arrangement, understanding or relationship concerning the transfer or the voting of securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations.
12. Certain Legal Matters; Regulatory Approvals.
We are not aware of any license or regulatory permit that is reasonably likely to be material to our business that might be adversely affected by our acquisition of ADSs as contemplated in the Offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic, foreign or supranational, that would be required for our acquisition or ownership of ADSs as contemplated by the Offer. Should any approval or other action be required, we presently contemplate that we will seek that approval or other action, but we have no current intention to delay the purchase of ADSs tendered pursuant to the Offer pending the outcome of any such matter, subject to our right to decline to purchase ADSs if any of the conditions in Section 7 have occurred or are deemed by us to have occurred or have not been waived. We cannot predict whether we would be required to delay the acceptance for payment of or payment for ADSs tendered pursuant to the Offer pending the outcome of any such matter. We cannot assure you that any approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. If certain types of adverse actions are taken with respect to the matters discussed above, or certain approvals, consents, licenses or permits identified above are not obtained, we can decline to accept for payment or pay for any ADSs tendered. See Section 7.
13. Certain U.S. Federal Income Tax Consequences.
The following discussion describes the principal U.S. federal income tax consequences of the Offer to U.S. Holders (defined below) whose ADSs are properly tendered and accepted for payment pursuant to the Offer. Those securityholders who do not participate in the Offer will not incur any U.S. federal income tax liability as a result of the Offer.
This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing, temporary and proposed regulations thereunder, published rulings and court decisions, all of which are subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the IRS with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion addresses only ADSs held as “capital assets” within the meaning of Section 1221 of the Code (generally property held for investment). This description does not describe all of the tax consequences that may be relevant to U.S. Holders in light of their particular circumstances, including alternative minimum tax consequences, the application of the “Medicare contribution tax” and differing tax consequences applicable to U.S. Holders subject to special tax rules, such as:
•
banks and certain financial institutions;

•
insurance companies;

•
real estate investment trusts or regulated investment companies;

•
dealers or certain traders in securities;

•
tax-exempt entities;

•
persons that hold the shares as part of a “straddle,” constructive sale, conversion transaction or an integrated transaction;

•
persons that own or are deemed to own 10% or more of the shares, by vote or value;

•
persons the “functional currency” of which is not the U.S. dollar for U.S. federal income tax purposes; or

•
partnerships or other entities classified as partnerships for U.S. federal income tax purposes.

For purposes of this description, a “U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of shares that is:
•
a citizen or individual resident of the United States as determined for U.S. federal income tax purposes;

•
a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a securityholder, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships or partners in a partnership holding our ADSs should consult their own tax advisors regarding the tax consequences of participating in the Offer. This description does not address tax consequences arising under any laws other than U.S. federal income tax laws, including under state, local or foreign laws, or under U.S. federal estate or gift tax laws. You should consult your tax advisor concerning the U.S. federal, state and local, and non-U.S. tax consequences of the sale of the shares pursuant to the Offer in your particular circumstances.
Characterization of the Purchase
Our purchase of ADSs from a U.S. Holder pursuant to the Offer generally will be a taxable transaction for U.S. federal income tax purposes. As a consequence of any such purchase, a U.S. Holder will, depending on the U.S. Holder’s particular circumstances, be treated either as having sold its ADSs or as having received a distribution in respect of such ADSs. Our purchase of ADSs pursuant to the Offer will be treated as a sale if a U.S. Holder meets at least one of the three tests discussed below (the “Section 302 tests”). The purchase will be treated as a distribution if the U.S. Holder does not satisfy any of the Section 302 tests.
Section 302 Tests — Determination of Sale or Distribution Treatment
Our purchase of ADSs pursuant to the Offer will be treated as a sale of the ADSs by a U.S. Holder if any of the following Section 302 tests is satisfied:
•
as a result of the purchase, there is a “complete redemption” of the U.S. Holder’s equity interest in us;

•
as a result of the purchase, there is a “substantially disproportionate” reduction in the U.S. Holder’s equity interest in us; or

•
the receipt of cash by the U.S. Holder is “not essentially equivalent to a dividend.”

As indicated above, if none of these tests is met with respect to a particular U.S. Holder, then our purchase of ADSs pursuant to the Offer will be treated as a distribution. In determining whether any of the Section 302 tests has been met, a U.S. Holder must take into account not only ordinary shares and ADSs it actually owns, but also ordinary shares and ADSs it constructively owns within the meaning of Section 318 of the Code (including ordinary shares and ADSs that may be acquired through options that it owns or ordinary shares or ADSs held by certain members of the U.S. Holder’s family).
One of the following tests must be satisfied for the sale of ADSs pursuant to the Offer to be treated as a sale or exchange rather than as a distribution.
Complete Redemption.   The purchase of ADSs pursuant to the Offer will result in a “complete redemption” of a U.S. Holder’s equity interest in the Company if, immediately after such purchase, such U.S. Holder owns, actually and constructively, no stock of the Company (including ADSs). In applying the “complete redemption” test, U.S. Holders may be able to waive the application of constructive ownership through the family attribution rules, provided that such U.S. Holders comply with the provisions of Section 302(c)(2) of the Code and applicable U.S. Treasury Regulations. U.S. Holders wishing to satisfy the “complete redemption” test through satisfaction of the special conditions set forth in Section 302(c)(2) of the Code should consult their tax advisors concerning the mechanics and desirability of those conditions. A U.S. Holder who holds options to acquire ordinary shares or ADSs of the Company will be treated as the constructive owner of such equity interests and therefore will not be eligible for “complete redemption” treatment, even if all of such U.S. Holder’s actual ADSs are sold in the transaction.
Substantially Disproportionate.   In general, the purchase of a U.S. Holder’s ADSs pursuant to the Offer will be “substantially disproportionate” as to the U.S. Holder if, immediately after the purchase, the percentage of the outstanding voting stock of the Company that the U.S. Holder actually and constructively owns is less than 80% of the percentage of the outstanding voting stock of the Company actually and constructively owned by such U.S. Holder immediately before the purchase and, immediately following the exchange, such U.S. Holder actually and constructively owns less than 50% of the total combined voting power of the Company.
Not Essentially Equivalent to a Dividend.   Our purchase of a U.S. Holder’s ADSs pursuant to the Offer will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the U.S. Holder’s proportionate interest in us, given the U.S. Holder’s particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the percentage interest of a securityholder whose relative stock interest in a publicly held corporation is minimal and who exercises no control over corporate affairs should constitute a “meaningful reduction.” U.S. Holders who intend to qualify for sale treatment by demonstrating that the proceeds received from us are “not essentially equivalent to a dividend” should consult their tax advisors to determine the possibility of satisfying this test.
We cannot predict whether any particular U.S. Holder will be subject to sale or distribution treatment. Each U.S. Holder should be aware that, because proration may occur in the Offer, even if all of the ADSs actually and constructively owned by a U.S. Holder are tendered pursuant to the Offer and the U.S. Holder does not actually or constructively own any other stock of the Company, fewer than all of such ADSs may be purchased by us. Consequently, we cannot assure you that a sufficient number of any particular U.S. Holder’s ADSs will be purchased to ensure that this purchase will be treated as a sale, rather than as a distribution, for U.S. federal income tax purposes. Accordingly, a tendering U.S. Holder may choose to submit a “conditional tender” under the procedures described in Section 6, which allows the U.S. Holder to tender ADSs subject to the condition that a specified minimum number of the U.S. Holder’s ADSs must be purchased by us if any such ADSs so tendered are purchased.
Treatment as a Dividend or Distribution.
If a U.S. Holder does not satisfy any of the Section 302 tests described above, the full amount received by the U.S. Holder pursuant to the Offer will be treated as a distribution to the U.S. Holder with respect to the U.S. Holder’s ADSs, and the U.S. Holder’s tax basis in the purchased ADSs generally will be added to any ADSs retained by such U.S. Holder. Subject to the PFIC rules discussed below, this distribution generally will be treated as a dividend, which may be taxable as ordinary income to the extent of our current or accumulated earnings and profits allocated to the U.S. Holder’s ADSs, as determined under U.S. federal income tax principles. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution will generally be treated as a “dividend” for U.S. federal income tax purposes.
Treatment as a Sale or Exchange.
A U.S. Holder that satisfies any of the Section 302 tests described above will be treated as having sold the ADSs purchased by us pursuant to the Offer and, subject to the PFIC rules discussed below, generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received under the Offer and the U.S. Holder’s tax basis in such ADSs. The gain or loss recognized generally will be treated as (i) long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year as of the date of our purchase pursuant to the Offer and (ii) U.S. source income or loss, as applicable, for foreign tax credit purposes. See, however, the discussion of the PFIC rules below, which could materially alter this treatment. Certain U.S. Holders, including individuals, may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations (including the “wash sale” rules under the Code). A U.S. Holder must calculate gain or loss separately for each block of ADSs (generally, ADSs acquired at the same cost in a single transaction). A U.S. Holder may be able to designate which blocks of ADSs it wishes to tender and the order in which different blocks will be purchased in the event that less than all of its ADSs are tendered. U.S. Holders should consult their tax advisors concerning the mechanics and desirability of that designation.
Passive Foreign Investment Company Rules
We believe there is a risk that we were a PFIC for the taxable years ending December 31, 2021, December 31, 2022, and December 31, 2023. Our PFIC status for the current taxable year will not be determinable until after the close of the current taxable year. Because we currently hold, and expect to continue to hold, a substantial amount of cash and other passive assets and, because, as a public company, the value of our assets for this purpose is determined in part by reference to the market prices of our ADSs and ordinary shares, there can be no assurance that we will not be a PFIC for the current or any future taxable year.
Our classification as a PFIC could result in adverse tax consequences for U.S. Holders who dispose of their ADSs pursuant to the Offer. Generally, U.S. Holders who dispose of ADSs will be subject to tax at ordinary income tax rates on any gain recognized on the sale of the ADSs or on any “excess distribution” paid on the ADSs (generally, a distribution in excess of 125% of the average annual distributions paid by us in the three preceding taxable years or the U.S. Holder’s holding period, whichever is shorter). In addition, U.S. Holders generally will be subject to an interest charge on the portion of such gain or excess distribution that is allocable to previous tax years during which we were a PFIC. However, certain elections (including a “mark to market” election) may have been made by U.S. Holders that may mitigate the adverse consequences resulting from PFIC status. U.S. Holders that have made any such election should consult their tax advisors regarding the tax consequences of the dispositions of ADSs. Certain tax filing requirements apply to U.S. Holders who hold and/or dispose of shares of a PFIC. U.S. Holders are urged to consult their own tax advisers regarding the tax consequences of disposing of our ADSs pursuant to the Offer, in light of our PFIC status, as well as any resulting filing requirements that may apply.
Medicare Tax
Under current law, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, without limitation, dividends on, and gains from the sale or other taxable disposition of, our ordinary shares, subject to certain limitations and exceptions.
Information Reporting and Backup Withholding
A U.S. Holder that is considered a “significant holder” within the meaning of U.S. Treasury Regulation Section 1.302-2(b) who exchanges ADSs for cash pursuant to the Offer may be required to comply with the reporting requirements of such regulation. In addition, information reporting requirements will apply to payments made to U.S. Holders, other than certain exempt recipients (such as corporations), who tender their ADSs. Each U.S. Holder will be asked to provide a correct taxpayer identification number and certify that such holder is not subject to backup withholding by completing the IRS Form W-9 that is included in the Letter of Transmittal. See Section 3.
THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE OFFER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.
14. Extension of the Offer; Termination; Amendment.
We expressly reserve the right to change the Purchase Price and to extend the period of time the Offer is open and delay acceptance for payment of, and payment for, any ADSs by giving oral or written notice of such extension to the Depositary and making a public announcement of such extension. During any such extension, all ADSs previously tendered and not properly withdrawn will remain subject to the Offer and to the rights of a tendering securityholder to withdraw such securityholder’s ADSs.
We also expressly reserve the right, in our sole discretion, not to accept for payment and not to pay for any ADSs not previously accepted for payment or paid for, subject to applicable law, to postpone payment for ADSs or terminate the Offer upon the occurrence of any of the conditions specified in Section 7 by giving oral or written notice of the termination or postponement to the Depositary and making a public announcement of the termination or postponement. Our reservation of the right to delay payment for ADSs that we have accepted for payment is limited by Exchange Act Rule 13e-4(f)(5), which requires that we must pay the consideration offered or return the ADSs tendered promptly after termination or withdrawal of the Offer.
Subject to compliance with applicable law, we further reserve the right, in our reasonable discretion, and regardless of whether any of the events set forth in Section 7 have occurred or are deemed by us to have occurred, to amend the Offer in any respect, including, without limitation, by changing the Purchase Price or by increasing or decreasing the number of ADSs sought in the Offer. Amendments to the Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment shall be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the Offer will be disseminated as promptly as practicable to securityholders in a manner reasonably designed to inform securityholders of the change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a press release to the PR Newswire or comparable service.
If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Exchange Act Rules 13e-4(e)(3) and 13e-4(f)(1). This rule and related releases and interpretations of the SEC provide that the minimum period during which an Offer must remain open following material changes in the terms of the Offer or information concerning the Offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of the terms or information. If:
•
we increase or decrease the Purchase Price or the number of ADSs sought in the Offer (but, in the event of an increase, only if we increase the number of ADSs sought by more than 2% of the outstanding ADSs); and

•
the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such an increase or decrease is first published, sent or given to security holders in the manner specified in this Section 14, then, in each case, the Offer will be extended until the expiration of the period of at least ten business days from, and including, the date of such notice.

For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or Federal holiday and consists of the time period from 12:01 A.M. through one minute after 11:59 P.M., New York City time.
In accordance with the rules of the SEC, if more than 2 million ADSs are properly tendered in the Offer, we may increase the number of ADSs accepted for payment in the Offer by no more than 2% of the outstanding ADSs without extending the Offer. See Section 1.
15. Fees and Expenses.
We have retained Broadridge Corporate Issuer Solutions, LLC to act as Information Agent, Paying Agent and Depositary in connection with the Offer. The Information Agent may contact registered holders of ADSs by USPS First Class Mail. If your ADSs are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, the Information Agent may contact beneficial holders of ADSs through methods directed by their broker, dealer, commercial bank, trust company, or other nominee, which will be either USPS First Class Mail or email. The Information Agent and the Depositary will each receive reasonable and customary compensation for their respective services, will be reimbursed by us for reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection with the Offer.
We will not pay any fees or commissions to brokers, dealers, commercial banks, trust companies or other nominees (other than fees to the Information Agent as described above) for soliciting tenders of ADSs pursuant to the Offer. Securityholders holding ADSs through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult the brokers, dealers, commercial banks, trust companies or other nominees to determine whether transaction costs may apply if securityholders tender ADSs through the brokers, dealers, commercial banks, trust companies or other nominees and not directly to the Depositary. We will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies or other nominees for customary mailing and handling expenses incurred by them in forwarding this Offer to Purchase, the Letter of Transmittal and related materials to the beneficial owners of ADSs held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank, trust company or other nominee has been authorized to act as our agent or the agent of the Information Agent or the Depositary for purposes of the Offer.
We will pay or cause to be paid all share transfer taxes, if any, on our purchase of ADSs except as otherwise provided in Section 5 hereof and Instruction 5 in the Letter of Transmittal.
16. Miscellaneous.
We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer or the acceptance of ADSs pursuant to the Offer is not in compliance with any applicable law, we will make a good faith effort to comply with the applicable law. If, after a good faith effort, we cannot comply with the applicable law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of ADSs residing in that jurisdiction. In any jurisdiction where the securities, “blue sky” or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of the jurisdiction.
After completing the Offer, we may consider various forms of share repurchases, including open market purchases, tender offers, privately negotiated transactions and/or accelerated share repurchases after taking into account our results of operations, financial position and capital requirements, general business conditions, legal, tax and regulatory constraints or restrictions and other factors we deem relevant.
Pursuant to Exchange Act Rule 13e-4, we have filed with the SEC the Schedule TO, which contains additional information relating to the Offer. The Schedule TO, including the exhibits and any amendments thereto, may be examined, and copies may be obtained, at the same places and in the same manner set forth in Section 10 with respect to information concerning our company.
Rule 13e-4(f) under the Exchange Act prohibits us from purchasing any ADSs other than in the Offer until at least ten business days after the Expiration Date. Accordingly, any additional purchases outside of the Offer may not be consummated until at least ten business days after the Expiration Date.
You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information or to make any representation on our behalf in connection with the Offer other than those contained in this Offer to Purchase and the related Letter of Transmittal. If given or made, you should not rely on that information or representation as having been authorized by us, any member of our Board of Directors, the Depositary or the Information Agent.
OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY HAS MADE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR ADSS. NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR ADSS. NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL. YOU SHOULD NOT RELY ON ANY RECOMMENDATION, OR ANY SUCH REPRESENTATION OR INFORMATION, AS HAVING BEEN AUTHORIZED BY US, ANY MEMBER OF OUR BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE DEPOSITARY.
X Financial
June 5, 2024

SCHEDULE I
DIRECTORS AND EXECUTIVE OFFICERS OF X FINANCIAL
The following table sets forth the names and positions of the directors and executive officers of X Financial. The address of each of our directors and executive officers is c/o 7-8F, Block A, Aerospace Science and Technology Plaza, No. 168, Haide Third Avenue, Nanshan District, Shenzhen, 518067, the People’s Republic of China. Telephone number: +86-755-8628 2977.
Name	Position(s)
Yue (Justin) Tang	Chief Executive Officer, Chairman
Kan (Kent) Li	President, Director
Frank Fuya Zheng	Chief Financial Officer
Yufan (Jason) Jiang	Chief Risk Officer
Shaoyong (Simon) Cheng	Non-executive Director
Zheng Wan	Independent Director
Zheng Xue	Independent Director
Longgen Zhang	Independent Director
The Letter of Transmittal and any other required documents should be sent or delivered by each securityholder or the securityholder’s broker, dealer, commercial bank, trust company or nominee to the Depositary at one of its addresses set forth below. To confirm delivery of ADSs, securityholders are directed to contact the Depositary.
The Depositary for the Offer is:
Broadridge Corporate Issuer Solutions, LLC
If delivering by hand, express mail, courier, or other expedited service:	If delivering via a USPS Service:
Broadridge Corporate Issuer Solutions, LLC Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717	Broadridge Corporate Issuer Solutions, LLC Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718
Any questions or requests for assistance may be directed to the Information Agent at the telephone number and address set forth below. Requests for additional copies of this Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery or related documents may be directed to the Information Agent at its telephone number or address set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.
The Information Agent for the Offer is:
Broadridge Corporate Issuer Solutions, LLC
(855) 793-5068
shareholder@Broadridge.com
If delivering by hand, express mail, courier, or other expedited service:	If delivering via a USPS Service:
Broadridge Corporate Issuer Solutions, LLC Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717	Broadridge Corporate Issuer Solutions, LLC Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718